Exhibit 10.1

AMENDMENT NO. 9 TO
FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE
AGREEMENT

This Amendment No. 9 to the Fourth Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of July 1, 2026, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), each of the entities party hereto identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), each of the entities party hereto identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and Wells Fargo Bank, N.A., as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as amended by Amendment No. 1 thereto, dated February 28, 2020, Amendment No. 2 thereto, dated as of July 31, 2020, Amendment No. 3 thereto, dated as of July 30, 2021, Amendment No. 4 thereto, dated as of August 16, 2021, Amendment No. 5 thereto, dated as of January 10, 2022, Amendment No. 6 thereto, dated as of December 16, 2022, Amendment No. 7 thereto, dated as of May 12, 2023, and Amendment No. 8 thereto, dated as of December 6, 2024, the “Existing Agreement,” and as further amended, modified or supplemented from time to time, including through the date hereof, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are the current parties to the Existing Agreement and they now desire to amend the Existing Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Existing Agreement.

Section 2.Amendment of Existing Agreement.

(a)Subject to the terms and conditions set forth herein, the Existing Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Receivables Purchase Agreement attached as Annex A hereto.

(b)Schedule A to the Existing Agreement is hereby deleted in its entirety and replaced by Schedule A attached hereto.

Section 3.Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

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AMENDMENT NO. 9 TO

AVNET RECEIVABLES PURCHASE AGREEMENT

(a)Amendment. The Agent, each Seller Party and each Purchaser shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b)Purchaser Fee Letter. The Agent, Seller and each Purchaser shall have received executed counterparts of the Purchaser Fee Letter, dated as of the date hereof, duly executed by the Seller, each Purchaser and each other party thereto, and all fees due from Seller thereunder on the date hereof shall have been paid.

(c)Opinion. The Agent and each Purchaser shall have received a favorable opinion from counsel to the Seller Parties, addressed to the Agent and each Purchaser, in form and substance reasonably satisfactory to the Agent and each Purchaser, addressing corporate and enforceability matters with respect to Seller, Avnet, this Amendment and the Receivables Purchase Agreement.

(d)Representations and Warranties.  As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Receivables Purchase Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

(e)No Amortization Event or Potential Amortization Event.  As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

Section 4.Reallocation of Purchaser Interests.  The parties hereto agree that, as of the date hereof, and after giving effect to the transactions contemplated in this Amendment, the Agent will reallocate the Purchaser Interests of each Purchaser such that, after giving effect thereto, the amount of Capital related to the Purchaser Interests of each Purchaser shall be equal to such Purchaser’s proportionate share of the Purchase Limit.

Section 5.Amendment of Receivables Sale Agreement.  As of the date first set forth above, Avnet, in its capacity as Originator under the Receivables Sale Agreement, and Avnet Receivables Corporation, in its capacity as Buyer under the Receivables Sale Agreement, hereby acknowledge this Amendment and agree to be bound by the terms of this Amendment to the extent such terms amend or modify the Receivables Sale Agreement.  The Agent and each Financial Institution party hereto hereby consent to any such amendment or modification to the Receivables Sale Agreement.  In furtherance of the foregoing, Originator reaffirms and agrees it shall not sell and/or contribute, and Buyer reaffirms and agrees it shall not purchase and/or receive, any Excluded Receivables pursuant to the Receivables Sale Agreement.

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Section 6.UCC Authorization. In furtherance of the transactions contemplated by this Amendment, the Agent, for itself and each other Purchaser, hereby authorizes, upon the effectiveness of this Amendment, the filing of amendments to the financing statement filed against Avnet with the Department of State of the State of New York with original file numbers 127178, 129624, 035098, 035089 and 201808170390411 in substantially the forms attached hereto as Annex B-1, Annex B-2, Annex B-3, Annex B-4 and Annex B-5.

Section 7.Miscellaneous.

(a)Effect; Ratification. This Amendment is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Existing Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement or any other instrument or agreement referred to therein.  Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Existing Agreement or to the “Receivables Purchase Agreement” shall mean the Existing Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)Transaction Documents.  This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c)Costs, Fees and Expenses.  Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).

(d)Counterparts.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e)Severability.  Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f)GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g)WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY

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AMENDMENT NO. 9 TO

AVNET RECEIVABLES PURCHASE AGREEMENT

WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
as Buyer and as Seller

By:	/s/ Kenneth A. Jacobson
Name:	Kenneth A. Jacobson
Title:	President and Treasurer

AVNET, INC., as Originator and as Servicer

By:	/s/ Monica Pantea
Name:	Monica Pantea
Title:	Treasurer

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WELLS FARGO BANK, N.A.,
as a Company and as a Financial Institution

By:	/s/ Ryan Tozier
Name:	Ryan Tozier
Title:	Executive Director

WELLS FARGO BANK, N.A.,
as Agent

By:	/s/ Ryan Tozier
Name:	Ryan Tozier
Title:	Executive Director

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TRUIST BANK,
as a Company and as a Financial Institution

By:	/s/ Paul Cornely
Name:	Paul Cornely
Title:	Director

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LIBERTY STREET FUNDING LLC,
as a Company

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

THE BANK OF NOVA SCOTIA,
as a Financial Institution

By:	/s/ Elie Silver
Name:	Elie Silver
Title:	Managing Director

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BANK OF AMERICA, N.A.,
as a Company and as a Financial Institution

By:	/s/ Chris Haynes
Name:	Chris Haynes
Title:	Senior Vice President

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BANCO SANTANDER, S.A., NEW YORK BRANCH
as a Company and as a Financial Institution

By:	/s/ Luis Moreno Fernandez
Name:	Luis Moreno Fernandez
Title:	MD

By:	/s/ Ian Sales
Name:	Ian Sales
Title:	Executive Director

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SCHEDULE A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment
Wells Fargo Bank, National Association	$250,000,000
Bank of America, N.A.	$140,000,000
Truist Bank	$100,000,000
The Bank of Nova Scotia	$105,000,000
Banco Santander, S.A., New York Branch	$105,000,000

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)
Wells Fargo Bank, National Association	$250,000,000	Wells Fargo Bank, National Association
Bank of America, N.A.	$140,000,000	Bank of America, N.A.
Truist Bank	$100,000,000	Truist Bank
Liberty Street Funding LLC	$105,000,000	The Bank of Nova Scotia
Banco Santander, S.A., New York Branch	$105,000,000	Banco Santander, S.A., New York Branch

Annex A

Amendments to Receivables Purchase Agreement

[see attached]

Conformed through Amendment No. 1, dated as of February 28, 2020

Conformed through Amendment No. 2, dated as of July 31, 2020

Conformed through Amendment No. 3, dated as of July 30, 2021

Conformed through Amendment No. 4, dated as of August 16, 2021

Conformed through Amendment No. 5, dated as of January 10, 2022

Conformed through Amendment No. 6, dated as of December 16, 2022

Conformed through Amendment No. 7, dated as of May 12, 2023

Conformed through Amendment No. 8, dated as of December 6, 2024

Conformed through Amendment No. 9, dated as of July 1, 2026

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of August 16, 2018

Among

AVNET RECEIVABLES CORPORATION, as Seller,

AVNET, INC., as Servicer,

THE COMPANIES,

THE FINANCIAL INSTITUTIONS,

and

WELLS FARGO BANK, N.A.,
as Agent

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RECEIVABLES PURCHASE AGREEMENT

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Section 8.4	Responsibilities of Seller	27
Section 8.5	Reports	27
Section 8.6	Servicing Fees	27
Section 8.7	Limited Recourse to Servicer	27
Section 8.8	Risk Retention Compliance	27

Article IX AMORTIZATION EVENTS		~~28~~29
Section 9.1	Amortization Events	~~28~~29
Section 9.2	Remedies	~~29~~31

Article X INDEMNIFICATION		~~29~~31
Section 10.1	Indemnities by The Seller Parties	~~29~~31
Section 10.2	Increased Cost and Reduced Return	~~32~~34
Section 10.3	Other Costs and Expenses	~~33~~35

Article XI THE AGENT		~~34~~35
Section 11.1	Authorization and Action	~~34~~35
Section 11.2	Delegation of Duties	~~34~~36
Section 11.3	Exculpatory Provisions	~~34~~36
Section 11.4	Reliance by Agent	~~35~~36
Section 11.5	Non-Reliance on Agent and Other Purchasers	~~35~~36
Section 11.6	Reimbursement and Indemnification	~~35~~37
Section 11.7	Agent in its Individual Capacity	~~35~~37
Section 11.8	Successor Agent	~~35~~37
Section 11.9	Erroneous Payments	~~36~~37

Article XII ASSIGNMENTS; PARTICIPATIONS; DEFAULTING PURCHASERS		~~37~~39
Section 12.1	Assignments	~~37~~39
Section 12.2	Participations	~~38~~40
Section 12.3	Security Interests	~~38~~40
Section 12.4	Defaulting Purchasers	~~39~~40

Article XIII MISCELLANEOUS		~~40~~41
Section 13.1	Waivers and Amendments	~~40~~41
Section 13.2	Notices	~~41~~42
Section 13.3	Ratable Payments	~~41~~43
Section 13.4	Protection of Interests of the Purchasers	~~41~~43
Section 13.5	Confidentiality	~~42~~43
Section 13.6	Bankruptcy Petition	~~43~~44
Section 13.7	Limitation of Liability	~~43~~44
Section 13.8	CHOICE OF LAW	~~43~~45
Section 13.9	CONSENT TO JURISDICTION	~~43~~45
Section 13.10	WAIVER OF JURY TRIAL	~~43~~45
Section 13.11	Integration; Binding Effect; Survival of Terms	~~44~~45
Section 13.12	Counterparts; Severability; Section References	~~44~~46
Section 13.13	Wells Fargo Roles	~~44~~46
Section 13.14	Characterization	~~44~~46
Section 13.15	Confirmation and Ratification of Terms	~~45~~46
Section 13.16	PATRIOT Act and Beneficial Ownership Regulation	~~45~~47
Section 13.17	Acknowledgment Regarding any Unsupported QFCs	~~46~~47
Section 13.18	Acknowledgement and Consent to Bail-In of Bail-In Affected Financial Institutions	~~46~~48

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Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Jurisdictions of Organization of the Seller Parties; Locations of Records; Organizational Number(s); Federal Employer Identification Number(s); Other Names
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	[Reserved]
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Monthly Report
Exhibit XI	Collateral Description
Exhibit XII	Form of Weekly Report

Schedule A	Commitments
Schedule B	Closing Documents
Schedule C	List of Excluded Receivables

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FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

This Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (the “Amendment Date”), is among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to this Agreement under the heading “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities listed on Schedule A to this Agreement under the heading “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and Wells Fargo Bank, N.A., as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”).  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

The Seller Parties, the Agent, the Companies and the Financial Institutions are each party to the Existing Agreement.

Subject to the terms and conditions set forth herein, the parties hereto desire to amend and restate the Existing Agreement in its entirety pursuant to this Agreement, effective as of the Amendment Date.

Seller desires to continue to transfer and assign Purchaser Interests to the Purchasers from time to time.

Each Company may, in its absolute and sole discretion, continue to purchase Purchaser Interests from Seller from time to time.

In the event that any Company declines to make any purchase, such Company’s Related Financial Institution(s) shall, at the request of Seller, purchase Purchaser Interests that such Company declined to purchase from time to time.

Wells Fargo Bank, N.A. has been requested and is willing to continue to act as Agent on behalf of the Companies and the Financial Institutions in accordance with the terms hereof.

The Existing Agreement is hereby amended and restated in its entirety to read as set forth herein:

AGREEMENT

Now Therefore, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, subject to satisfaction of the conditions precedent set forth in Section 6.1, the Existing Agreement is hereby amended and restated in its entirety to read as follows:

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Article I
PURCHASE ARRANGEMENTS

Section 1.1Purchase Facility.  Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers.  During the period from the Initial Closing Date to but not including the Facility Termination Date, in accordance with the terms and conditions set forth herein, each Company may, at its option, instruct the Agent to purchase on behalf of such Company, or if any Company shall decline to purchase, the Agent shall purchase, on behalf of such declining Company’s Related Financial Institutions, Purchaser Interests from time to time in an aggregate amount for all Purchasers not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments.

Section 1.2Increases.  Seller shall provide the Agent and each Purchaser (based solely on contact information provided by the Agent), by 1:00 p.m. (Eastern time) on the date of each Incremental Purchase, with prior written notice in a form set forth as Exhibit II hereto of such Incremental Purchase (a “Purchase Notice”).  Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than the lesser of (i) $5,000,000 and (ii) the unused portion of the Purchase Limit on the applicable purchase date) and date of purchase and, in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate.  Following its receipt of a Purchase Notice, the Agent will notify each Company of such Purchase Notice no later than 2:00 p.m. (Eastern time) on the date of such Incremental Purchase and the Agent will identify the Companies that agree to make the purchase.  If any Company declines to make a proposed Incremental Purchase, Seller may cancel the Purchase Notice as to all Purchasers or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interests that such Company has declined to purchase will be made by such declining Company’s Related Financial Institutions in accordance with the rest of this Section 1.2.  If the proposed Incremental Purchase or any portion thereof is to be made by any of the Financial Institutions, the Agent shall send notice of the proposed Incremental Purchase to the applicable Financial Institutions concurrently by telecopier or other electronic transmission specifying (i) the date of such Incremental Purchase, (ii) each Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing and (iii) the requested Discount Rate.  On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2, the Companies and/or the Financial Institutions, as applicable, shall deposit, or cause to be deposited, to the Agent Account, in immediately available funds, no later than 3:00 p.m. (Eastern time), an amount equal to (i) in the case of a Company that has agreed to make such Incremental Purchase, such Company’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests of such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing.  The Agent shall deposit the amounts received in the Agent Account pursuant to the immediately preceding sentence into an account designated by the Seller (which may be designated by standing instructions) by no later than 4:00 p.m. (Eastern Time) on the date of such Incremental Purchase.  The Agent and each Purchaser acknowledge that Seller may designate an account of Originator for the deposit of any such Incremental Purchase for the purpose of satisfying Seller’s purchase price obligations under the Receivables Sale Agreement.  Each Financial Institution’s Commitment hereunder shall be limited to purchasing Purchaser Interests that the Company in such Financial Institution’s Purchaser Group has declined to purchase.  Each Financial Institution’s obligation shall be several, such that the failure of any Financial Institution to make available to Seller any funds in connection with any purchase shall not relieve any other Financial Institution of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Financial Institution shall be responsible for the failure of any other Financial Institution to make funds available in connection with any purchase.  If any Purchaser shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereunder and if Agent has made available to Seller such amount, then each such Purchaser shall be obligated to immediately remit such amount to Agent, together with interest at the Alternative Base Rate plus 2.00% for each day until the date on which such amount is so remitted.  A notice submitted by Agent to any Purchaser with respect to amounts owing under this Section 1.2 shall be conclusive, absent manifest error.

Section 1.3Decreases.  Seller shall provide the Agent and each Purchaser with written notice (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections by no later than 1:00 p.m. (Eastern Time) on the date on which any such proposed reduction of Aggregate Capital from Collections is to occur,

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and the Agent will promptly notify each Purchaser of such Reduction Notice after the Agent’s receipt thereof.  Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Companies and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Companies (ratably, based on their respective Pro Rata Shares), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution’s Capital at such time to the aggregate Capital of all of the Financial Institutions at such time), on the other hand (the “Aggregate Reduction”).  Only one Reduction Notice shall be outstanding at any time.  Concurrently with any reduction of Aggregate Capital pursuant to this Section, Seller shall pay to the applicable Purchaser all Broken Funding Costs arising as a result of such reduction.  No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

Section 1.4Payment Requirements.  All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 1:00 pm (Eastern time) on the day when due in immediately available funds, and if not received before 1:00 (Eastern time) shall be deemed to be received on the next succeeding Business Day.  If such amounts are payable to a Purchaser, they shall be paid to the Agent, for the account of such Purchaser, to an account designated by the Agent with notice to the Seller, and the Agent agrees to remit any such amounts received to the applicable Purchaser.  If such amounts are payable to the Agent, they shall be paid to the Agent to an account designated by the Agent with notice to the Seller.  All computations of Yield, per annum fees or CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed.  If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Article II
PAYMENTS AND COLLECTIONS

Section 2.1Payments.  Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent or relevant Purchaser, as applicable, when due, for the account of the Agent or the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letters (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the “Obligations”).  If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid.  Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.  If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

Section 2.2Collections Prior to Amortization.  Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the benefit of the Agent and the Purchasers for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.  If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution, shall set aside Collections to be used to effect any Aggregate Reduction in accordance with Section 1.3 and shall set aside amounts necessary to pay Obligations due on the next succeeding Settlement Date and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection and Deemed

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RECEIVABLES PURCHASE AGREEMENT

Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt (but giving effect to any ratable reduction thereof pursuant to application of an Aggregate Reduction).  On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent’s or applicable Purchaser’s account all amounts previously set aside that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage.  If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent’s or applicable Purchaser’s account no later than 1:00 pm (Eastern time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the Liquidity Termination Date that such Terminating Financial Institution did not consent to extend (as to such Terminating Financial Institution, the “Liquidity Provider Termination Date”), until such Terminating Financial Institution’s Capital shall be paid in full.  This ratable portion shall be calculated on the Liquidity Provider Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Liquidity Provider Termination Date, divided by (ii) the Aggregate Capital outstanding on such Liquidity Provider Termination Date (the “Termination Percentage”).  Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date.  On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3 and Section 2.4.

Section 2.3Collections Following Amortization.  On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any Aggregate Unpaids owed by Seller and not previously paid by Seller in accordance with Section 2.1.  On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent’s or applicable Purchaser’s account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

Section 2.4Application of Collections.  If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

first, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent’s and the Purchasers’ costs of collection and enforcement of this Agreement,

third, ratably to the payment of all accrued and unpaid fees under the Fee Letters, CP Costs and Yield,

fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and

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sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5Payment Rescission.  No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6Maximum Purchaser Interests.  In accordance with this Section 2.6, Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%.  If as of the date of any Weekly Report or Monthly Report the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Purchasers (ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time) within one Business Day an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.  If at any time (other than as of the date of any Weekly Report or Monthly Report) the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Purchasers (ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time) within five Business Days an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

Section 2.7Repurchase Option.  In addition to Seller’s rights pursuant to Section 1.3, Seller (so long as Seller is an Affiliate of the Servicer) shall have the right (after providing written notice to the Agent (and upon receipt thereof the Agent will forward such notice to each Purchaser) no later than 1:00 p.m. (Eastern time) on the date on which any repurchase of the outstanding Purchaser Interests is to occur), at any time, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests.  The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds.  Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

Section 2.8Release of Lock-Box Arrangements.  After all Aggregate Unpaids have been reduced to zero, the Agent and Purchasers agree that the Collection Account Agreements maintained pursuant to Section 7.1(j) hereof for the benefit of the Purchasers shall be terminated and any amounts remaining in such accounts shall be released to Seller, provided, however, if any amounts paid to the Agent or Purchaser are voided, limited or otherwise required to be disgorged by any Purchaser in a bankruptcy, insolvency, reorganization or other proceeding, each Seller Party hereby agrees to use its best efforts to reinstate such Lock-Box arrangements and Collection Account Agreements, and hereby grants a power of attorney (which shall be irrevocable and coupled with an interest) to the Agent and hereby authorizes the Agent, on its behalf, to execute Lock-Box arrangements and Collection Account Agreements in the event of any such reinstatement.

Section 2.9Compliance with FATCA.  If a payment made to a Purchaser under the Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller Parties and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Seller Parties or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller Parties or the Agent as may be necessary for the Seller Parties and the Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  In the event that a Purchaser does not deliver to the Seller Parties and the Agent the documentation prescribed by applicable law or reasonably requested by the Seller Parties or the Agent, as required under this Section 2.9, the Seller Parties and the Agent shall

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be authorized to deduct from payments to be made to such Purchaser amounts representing taxes payable by such Purchaser under FATCA, as determined in the sole discretion of the Seller Parties or the Agent, and to remit such amounts to the applicable governmental authorities.  For purposes of this Section 2.9, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Article III
COMPANY FUNDING

Section 3.1CP Costs.  Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Companies for each day that any Capital in respect of any such Purchaser Interest is outstanding.

Section 3.2CP Costs Payments.  On each Settlement Date, Seller shall pay to each Company an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Company for the immediately preceding Accrual Period in accordance with Article II.  On or before the third Business Day immediately preceding the Settlement Date for each Purchaser Interest of the Companies, the Agent shall calculate the aggregate amount of accrued and unpaid CP Costs due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of accrued and unpaid CP Costs due and payable to each Company on the applicable Settlement Date.

Section 3.3Calculation of CP Costs; Conforming Changes.

(a)Subject to Section 3.4 and Section 3.6, the CP Costs for any Purchaser Interest held by the Companies shall be the Benchmark, and the Agent shall calculate the Benchmark applicable to each day in the applicable Accrual Period.

(b)In connection with the use or administration of Daily Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that the Agent will promptly notify Seller and the Purchasers of the effectiveness of any Conforming Changes.

Section 3.4Suspension of the Benchmark.  Subject to Section 3.6, if any Company notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Companies in such Company’s Purchaser Group at the Benchmark would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the Benchmark are not available or (ii) the Benchmark does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the Benchmark, then the Agent shall suspend the availability of the Benchmark for the Companies in such Company’s Purchaser Group and CP Costs for any Purchaser Interest funded by the Companies in such Company’s Purchaser Group shall be the Alternative Base Rate.

Section 3.5Limitations on Liability with respect to the Benchmark.  The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the Benchmark or with respect to any Benchmark Replacement, including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6 or Section 4.5, will be similar to, or produce the same value or economic equivalence of, the then-current Benchmark or any other benchmark, or have the same volume or liquidity as did the Benchmark as in effect prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Conforming Changes.

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Section 3.6Benchmark Replacement Setting.

(a)Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the reference time (if any) on the related Benchmark Determination Date in respect of any setting of the then-current Benchmark, then the Benchmark Replacement (to the extent agreed to by the Agent and the Seller) will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided pursuant to clause (c) below (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document), so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Purchasers.

(b)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)The Agent will promptly notify the Seller, the Servicer and each Company of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Agent will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.6(d) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or making any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 3.6.

(d)Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate or is based on a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to the foregoing clause (i) either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may (or at the request of the Seller, shall) modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for the purchase of, conversion to or continuation of a Purchaser Interest for which the Discount Rate would have been calculated by reference to the then-current Benchmark during any Benchmark Unavailability Period for such Benchmark, and failing such revocation, the Seller will be deemed to have converted any such request into a request that the Discount Rate applicable to the purchase of such

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Purchaser Interest or the conversion of such Purchaser Interest be calculated by reference to the Alternative Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternative Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternative Base Rate.

Article IV
FINANCIAL INSTITUTION FUNDING

Section 4.1Financial Institution Funding.  The Capital associated with the Purchaser Interests of the Financial Institutions shall accrue Yield for each day during its Tranche Period in accordance with the terms and conditions hereof.  Subject to Section 4.4 and Section 4.5, the Discount Rate for the Capital associated with any Purchaser Interests held by the Financial Institutions shall be the Benchmark, and the Agent shall calculate the Benchmark applicable to each day in the applicable Tranche Period.  If any Purchaser Interest of any Company is assigned or transferred to, or funded by, any Funding Source of such Company pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and the Capital associated therewith shall accrue Yield for each day during the Tranche Period at the Discount Rate for the corresponding Accrual Period (or portion thereof) in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the assignee or transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Company’s Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.3 and 4.4.  Notwithstanding the foregoing, any Financial Institution that is also a Company shall continue to receive CP Costs in accordance with Article III rather than Yield in accordance with this Article IV.

Section 4.2Yield Payments; Conforming Changes.

(a)On the Settlement Date for each Purchaser Interest of each Financial Institution, Seller shall pay to each Financial Institution an aggregate amount equal to all accrued and unpaid Yield for the entire Tranche Period of each Purchaser Interest funded by such Financial Institution.  On or before the third Business Day immediately preceding the Settlement Date for each Purchaser Interest of the Financial Institutions, the Agent shall calculate the aggregate amount of accrued and unpaid Yield due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of accrued and unpaid Yield due and payable to each Financial Institution on the applicable Settlement Date.

(b)The terms of Section 3.3(b) are incorporated by reference into this Article IV mutatis mutandis, and shall be applicable to each Financial Institution.

Section 4.3Selection and Continuation of Tranche Periods.

(a)Prior to the Amortization Date, each Tranche Period will commence on the first day of each Accrual Period, or in the event a Financial Institution acquires any Purchaser Interest, on the date of such acquisition.  On and after the Amortization Date, the applicable Financial Institution shall select the Business Day on which any Tranche Period will commence.

(b)Seller or the applicable Financial Institution, upon notice to and consent by the other received at least three Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche:  (i) divide any such Purchaser Interest into multiple Purchaser Interests by subdividing the associated Capital for such Purchaser Interest into smaller amounts of Capital, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a

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Terminating Tranche ending on the same day as such Terminating Tranche by combining the associated Capital for such Purchaser Interests or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends by combining the associated Capital for such Purchaser Interests; provided that in no event may a Purchaser Interest of any Purchaser be combined with a Purchaser Interest of any other Purchaser.

Section 4.4Suspension of the Benchmark.  Subject to Section 4.5, if any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group at the Benchmark would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the Benchmark are not available or (ii) the Benchmark does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the Benchmark, then the Agent shall suspend the availability of the Benchmark for the Financial Institutions in such Financial Institution’s Purchaser Group and the Discount Rate for any Purchaser Interest funded by the Financial Institutions in such Financial Institution’s Purchaser Group shall be the Alternative Base Rate.

Section 4.5Benchmark Replacement Setting.  The terms of Section 3.5 and Section 3.6 are incorporated by reference into this Article IV mutatis mutandis, and shall be applicable to each Financial Institution.

Section 4.6Extension of Liquidity Termination Date.

(a)Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Agent (each such notice an “Extension Notice”) at least 60 days prior to the Liquidity Termination Date then in effect.  After the Agent’s receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice.  Each Financial Institution may, in its sole discretion, by a revocable notice (a “Consent Notice”) given to the Agent on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Liquidity Termination Date; provided, however, that, except as provided in Section 4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions:  (i) notifies the Agent during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or wishes to revoke its prior Consent Notice or fails to respond to the Agent within the Consent Period is herein referred to as a “Non-Renewing Financial Institution”).  If none of the events described in the foregoing clause (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect.  The Agent shall promptly notify Seller of any Consent Notice or other notice received by the Agent pursuant to this Section 4.6(a).

(b)Upon receipt of notice from the Agent pursuant to Section 4.6(a) of any Non-Renewing Financial Institution or that the Liquidity Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to the Agent and the Company in such Non-Renewing Financial Institution’s Purchaser Group the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution.  Provided the proffered name(s) are acceptable to the Agent and the Company in such Non-Renewing Financial Institution’s Purchaser Group, the Agent shall notify the remaining Financial Institutions of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1 and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero.  If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Financial Institution whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”) and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Liquidity Termination Date

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shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Liquidity Provider Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution as of such date and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Company Purchase Limit of each Company shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Company’s Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Liquidity Provider Termination Date applicable to such Terminating Financial Institution.  Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3), all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

(c)Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion.  In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date.  Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution prior to its termination as a Financial Institution.

Section 4.7Commitment Increases. So long as no Amortization Event has occurred and is continuing, upon notice to the Agent and each Financial Institution, the Seller may from time to time request an increase in the Commitment with respect to one or more Financial Institutions, at any time prior to the Liquidity Termination Date, such aggregate increase in such Financial Institutions’ Commitments to be an amount (for all such requests or additions) not exceeding $325,000,000; provided, that each request for an increase shall be in a minimum amount of $30,000,000. At the time of sending such notice with respect to any Financial Institution, the Seller (in consultation with the Agent and the Financial Institutions) shall specify the time period within which such Financial Institutions and the Agent are requested to respond to the Seller’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Agent and the Financial Institutions). In respect of any Financial Institution, each of such Financial Institution being asked to increase its Commitment and the Agent shall notify the Seller Parties within the applicable time period whether or not such Person agrees, in its respective sole discretion, to the increase to such Financial Institution’s Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Financial Institution’s Commitment. For the avoidance of doubt, only the consent of the Financial Institution then being asked to increase its Commitment and the Agent shall be required in order to approve any such request. If the Commitment of any Financial Institution is increased in accordance with this Section 4.7, the Agent, the Financial Institutions and the Seller Parties shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and the corresponding increase in the Purchase Limit and, if applicable, reallocate Capital among the Purchasers such that after giving effect thereto, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Financial Institutions based on their Commitment as in effect following the increase; it being understood and agreed that the Agent or any Financial Institution increasing its Commitment pursuant to this Section 4.7 may request any of (x) resolutions approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (y) a corporate and enforceability opinion of counsel of the Seller Parties and (z) such other documents, agreements and opinions reasonably requested by the Agent or such Financial Institution.

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Article V
REPRESENTATIONS AND WARRANTIES

Section 5.1Representations and Warranties of the Seller Parties.  Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself (and not as to any other Seller Party), as of the Amendment Date and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a)Corporate Existence and Power.  Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure of the Servicer to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.  This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c)No Conflict.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)Actions, Suits.  There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, except for actions, suits or proceedings (i) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) that have been publicly disclosed in any periodic report or other filing made by such Seller Party pursuant to, and in full conformity with the requirements of, the Securities Exchange Act of 1934, as amended.  In addition to the foregoing, there are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened against or affecting the Receivables, the Related Security or any Transaction Document, in or before any court, arbitration or other body.  Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

(f)Binding Effect.  This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable

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bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)Accuracy of Information.  All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.  As of the Second Amendment Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

(h)Use of Proceeds.  No proceeds of any purchase hereunder will be used by the Seller Parties (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time, (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended or (iii) for any purpose in contravention of any Law or of any Transaction Document.

(i)Good Title.  Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j)Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in all of Seller’s right, title and interest in, to and under each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

(k)Jurisdiction of Organization and Locations of Records.  The jurisdiction of organization of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.1(h) and/or Section 13.4(a) has been taken and completed.  Seller’s organizational number assigned to it by its jurisdiction of organization and Seller’s Federal Employer Identification Number are correctly set forth on Exhibit III.  Seller has not changed its corporate structure or its jurisdiction of organization since the Initial Closing Date except in accordance with Section 7.2(a).  Seller is a Delaware corporation and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of Delaware).  Servicer is a New York corporation and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of New York).

(l)Collections.  The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV.  Seller has not granted any Person, other than the Agent as contemplated

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by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event, in each case, that is or remains in effect from and after the Amendment Date.  Seller has taken all steps necessary to ensure that the Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all its Collection Accounts and Lock-Boxes.

(m)Material Adverse Effect.  (i) The initial Servicer represents and warrants that since July 2, 2017, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since July 2, 2017, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n)Names.  In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)Ownership of Seller.  Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim.  Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

(p)Not an Investment Company.  Such Seller Party is not, and is not controlled by, an “investment company” registered or required to be registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that it is not a “covered fund” under the Volcker Rule, although other exemptions or exclusions under the Investment Company Act may apply, Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

(q)Compliance with Law.  Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Seller represents that each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r)Compliance with Credit and Collection Policy.  Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to the Credit and Collection Policy, except as permitted in accordance with Section 7.2(c) and except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

(s)Payments to Originator.  Seller represents that with respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  Seller represents

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that no transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

(t)Enforceability of Contracts.  Seller represents that each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, if any, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)Eligible Receivables.  Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

(v)Aggregate Capital.  Seller has determined that, immediately after giving effect to each purchase hereunder, the Aggregate Capital is no greater than 100% of the amount equal to (i) the Net Receivables Balance, minus (ii) the Required Reserves.

(w)Accounting.  The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis of the sale of Receivables by Originator to Seller.

(x)Sanctions.  Neither the Seller Parties, nor any of their respective Subsidiaries, nor, to the knowledge of the Seller Parties or their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative of the Seller Parties or their respective Subsidiaries, is an individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (iii) 10% or more owned by an individual or entity that is on a list described in immediately preceding clause (ii) or (iv) located, organized or resident in any Designated Jurisdiction.

(y)Anti-Terrorism and Anti-Corruption Laws.  To the extent applicable, each Seller Party and its Subsidiaries (i) is in compliance, in all material respects, with the Patriot Act and (ii) has conducted its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar Anti-Corruption Laws in other jurisdictions.  Each Seller Party and its Subsidiaries have instituted and maintained reasonable and customary policies and procedures designed to promote and achieve compliance with such laws in all material respects.

Section 5.2Financial Institution Representations and Warranties.  Each Financial Institution hereby represents and warrants to the Agent and the Company in such Financial Institution’s Purchaser Group that:

(a)Existence and Power.  Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b)No Conflict.  The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or

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association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets.  This Agreement has been duly authorized, executed and delivered by such Financial Institution.

(c)Governmental Authorization.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder, except that has already been received.

(d)Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

Article VI
CONDITIONS OF PURCHASES

Section 6.1Conditions Precedent to Amendment and Restatement.  The effectiveness of this amendment and restatement is subject to the conditions precedent that (a) the Agent, the Financial Institutions and the Companies shall have received on or before the Amendment Date those documents listed on Schedule B, (b) the Agent and the Purchasers shall have received all fees and expenses required to be paid on or prior to the Amendment Date pursuant to the terms of this Agreement and the Fee Letters and (c) the Servicer, Seller and Originator shall have identified in their general ledger a legend satisfactory to the Agent describing the sale of the Receivables to Seller and the purchase of the Purchaser Interests hereunder.

Section 6.2Conditions Precedent to All Purchases and Reinvestments.  Each purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports and Weekly Reports as and when due under Section 8.5 and (ii) upon the Agent’s request, the Servicer shall have delivered to the Agent at least three  days prior to such purchase or Reinvestment an interim report showing the amount of Eligible Receivables only; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i)the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

(ii)no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

(iii)the Aggregate Capital does not exceed the Purchase Limit and, in the case of an Incremental Purchase, the aggregate Purchaser Interests do not exceed 100%.

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It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment.  The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

Article VII
COVENANTS

Section 7.1Affirmative Covenants of the Seller Parties.  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself (and not as to any other Seller Party), as set forth below:

(a)Financial Reporting.  Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent (and upon receipt thereof the Agent will forward the same to each Company or its designee):

(i)Annual Reporting.  Within 120 days after the close of each of its respective fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Avnet and its Subsidiaries, for such fiscal year certified in a manner acceptable to the Agent by independent public accountants of recognized national standing.

(ii)Quarterly Reporting.  Within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, consolidated balance sheets of Avnet and its Subsidiaries, as at the close of each such period and a statement of income and a statement of cash flows for Avnet and its Subsidiaries, for the period from the beginning of such fiscal year to the end of such quarter, all certified subject to year-end audit adjustments, as to fairness of presentation and GAAP, by its chief financial officer, chief accounting officer or treasurer.

(iii)Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statements or such quarterly financial statements, as the case may be.

(iv)Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of Servicer copies of all financial statements, reports and proxy statements so furnished.

(v)S.E.C. Filings.  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

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(vi)Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, copies of the same.

(vii)Change in Credit and Collection Policy.  At least 30 days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent’s and each Purchaser’s consent thereto, provided that such consent shall not be unreasonably withheld.

(viii)Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

To the extent any documents required to be delivered pursuant to Section 7.1(a)(i), (ii), (iv) or (v) are documents included in materials otherwise filed with the Securities and Exchange Commission, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Avnet posts such documents, or provides a link thereto on its corporate website on the Internet; or (ii) such documents are posted on Avnet’s behalf on an Internet or intranet website, if any, to which the Agent has access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Seller Parties shall deliver paper copies of such documents to the Agent upon the Agent’s written request for such documents until the Agent delivers a written request to cease delivering paper copies.  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Seller Parties with any such request for delivery.

(b)Notices.  Such Seller Party will notify the Agent (and upon receipt thereof the Agent will forward such notice to each Company or its designee) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)Amortization Events or Potential Amortization Events.  The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

(ii)Judgment and Proceedings.  (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer, which, individually or in the aggregate, if adversely determined, would reasonably be expected to result in a judgment in excess of $50,000,000; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

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(iii)Material Adverse Effect.  The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)Termination Date.  The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

(v)Defaults Under Other Agreements.  The occurrence of a default, an event of default or other event permitting or requiring acceleration under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

(vi)Downgrade of Originator.  Any downgrade in the rating of any Indebtedness of Originator by S&P or by Moody’s, setting forth the Indebtedness affected and the nature of such change.

(vii)Appointment of Independent Director.   The decision to appoint a new director of Seller as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than 10 days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(c)Compliance with Laws and Preservation of Corporate Existence.  Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure of the Servicer to so qualify or to maintain such qualification could not reasonably be expected to have a Material Adverse Effect.

(d)Audits.  Such Seller Party will furnish to the Agent (and upon receipt thereof the Agent will forward the same to each Company or its designee) from time to time such information with respect to it and the Receivables as the Agent or the Required Purchasers may reasonably request.  Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller Party relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Seller Party’s financial condition or the Receivables and the Related Security or any Seller Party’s performance under any of the Transaction Documents or any Seller Party’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

(e)Keeping and Marking of Records and Books.

(i)The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the

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immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)Such Seller Party will (A) continue to identify in its general ledger a legend, reasonably acceptable by the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f)Compliance with Contracts and Credit and Collection Policy.  Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)Performance and Enforcement of Receivables Sale Agreement.  Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement.  Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h)Ownership.  Seller will (or will cause Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all such Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

(i)Purchasers’ Reliance.  Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from Originator.  Therefore, during the term of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

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(A)conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

(B)compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

(C)clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of Originator, Seller shall lease such office at a fair market rent;

(D)have a separate telephone number, which will be answered only in its name, and separate stationery, invoices and checks in its own name;

(E)conduct all transactions with Originator, the Servicer and any Affiliate thereof (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator or any Affiliate thereof on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F)at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

(G)observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(H)maintain Seller’s books and records separate from those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator or any Affiliate thereof;

(I)prepare its financial statements separately from those of Originator and insure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

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(J)except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party;

(K)pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L)operate its business and activities such that:  it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M)maintain its corporate charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its corporate charter, at all times that this Agreement is in effect, provides for not less than 10 days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Director” and the Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Director;”

(N)maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Required Purchasers;

(O)maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(P)maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution,

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redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

(Q)take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Covington & Burling LLP, as counsel for Seller, in connection with this Agreement and relating to true sale and substantive consolidation issues  with respect to Originator and Seller, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j)Collections.  Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers.  Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control or establish “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.  With respect to any Lock-Box or Collection Account, Seller shall take all steps necessary to ensure that the Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over such Lock-Box or Collection Account.  So long as no Amortization Event or Potential Amortization Event shall have occurred and be continuing, the Servicer will be permitted to transfer proceeds from a Lock-Box or Collection Account to another account of Servicer, provided that at all times Servicer will hold such payments or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers subject to application pursuant to Sections 2.2 and 2.3 hereof.

(k)Taxes.  Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing.  Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Company, the Agent or any Financial Institution.

(l)Insurance.  Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such liability insurance as Seller shall deem appropriate in its good faith business judgment.  The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller.  Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent evidence satisfactory to the Agent of such insurance coverage.  Copies of each policy shall be furnished to the Agent and any Purchaser in certificated form upon the Agent’s or such Purchaser’s request.  The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.

(m)Payment to Originator.  With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

(n)Segregation of Other Servicer Collected Funds.  The Servicer shall, within ~~six days~~ two Business Days of the date any Other Servicer Collected Funds are deposited, credited or funded to any

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Collection Account, (i) specifically identify all such Other Servicer Collected Funds and (ii) cause all Other Servicer Collected Funds to be transferred from the applicable Collection Account.

(o)Elimination of Other Servicer Collected Funds.  Subject to Section 7.1(n), each Seller Party shall use all reasonable efforts to prevent all Other Servicer Collected Funds from being deposited, credited or otherwise funded to, any and all Collection Accounts.

(p)General Ledger and Certain Receivables.  Such Seller Party shall maintain its consolidated general accounting ledger such that all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest arising in connection with the sale of merchandise or the rendering of services by Originator and sold to Seller are recorded as part of general ledger category “company code US10”; provided, however, that from and after December 28, 2010 indebtedness or other obligations owed to Originator or in which Originator has a security interest or other interest arising in connection with the sale of merchandise or the rendering of services by the business previously conducted by businesses acquired by Originator in an Excluded Acquisition shall not be recorded as part of general ledger category “company code US10” until such time, if any, as such indebtedness or other obligations are originated, serviced and collected in a manner substantially similar to the Receivables.

(q)Anti-Terrorism and Anti-Corruption Laws; Sanctions.  Each Seller Party will conduct its businesses in compliance in all material respects with the Patriot Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar Anti-Corruption Laws in other jurisdictions and maintain in effect and enforce policies and procedures designed to promote and achieve compliance by it with such laws.

Section 7.2Negative Covenants of the Seller Parties.  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself (and not as to any other Seller Party), that:

(a)Name Change, Jurisdiction of Organization, Corporate Structure, Offices and Records.  Such Seller Party will not change its name, identity, jurisdiction of organization or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate any office where Records are kept unless it shall have:  (i) given the Agent at least 45 days’ prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

(b)Change in Payment Instructions to Obligors.  Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligors to make payments to another existing Collection Account.

(c)Modifications to Contracts and Credit and Collection Policy.  Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.  Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

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(d)Sales, Liens.  Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of its Receivables, Related Security or Collections, or upon or with respect to any Contract under which any of its Receivables arise, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator.

(e)Aggregate Capital.  Other than in compliance with Section 2.6, at no time prior to the Amortization Date shall Seller permit the Aggregate Capital to be greater than 100% of the amount equal to (i) the Net Receivables Balance, minus (ii) the Required Reserves.

(f)Termination Date Determination.  Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)Restricted Junior Payments.  From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

(h)Anti-Terrorism and Anti-Corruption Laws; Sanctions.  Seller shall not, directly or indirectly, sell any Purchaser Interest, and it will not knowingly use or procure for the use of Seller, Avnet or any of Avnet’s Subsidiaries, the proceeds of the sale of any Purchaser Interest to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transactions contemplated by this Agreement, whether as Agent, Financial Institution, Purchaser, or otherwise) of Sanctions.  Seller shall not, directly or indirectly, knowingly use or procure for the use of Seller, Avnet or any of Avnet’s Subsidiaries, the proceeds of the sale of any Purchaser Interest for any purpose which would breach the Patriot Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or Anti-Corruption Laws in other jurisdictions..

Article VIII
ADMINISTRATION AND COLLECTION

Section 8.1Designation of Servicer.  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1.  Avnet is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.  The Agent (on behalf of the Purchasers) may, and at the direction of the Required Purchasers shall, at any time after the occurrence of any Amortization Event, designate as Servicer any Person to succeed Avnet or any successor Servicer.

(b)Without the prior written consent of the Agent and the Required Purchasers, Avnet shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies or law firms, taking action in connection with collection activities, in accordance with its customary practices.  Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Avnet.  If at

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any time the Agent shall designate as Servicer any Person other than Avnet, all duties and responsibilities theretofore delegated by Avnet to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Avnet and to Seller.

(c)Notwithstanding the foregoing subsection (b), (i) Avnet shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder (unless a successor servicer has been designated by the Agent pursuant to Section 8.1 hereof) and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Avnet in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.  The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Avnet in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished.  Avnet, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2Duties of Servicer.  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account.  The Servicer shall ensure that at all relevant times a Collection Account Agreement has been entered into and is in effect with each bank at which a Collection Account has been established.  In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.  From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables to, remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.  The Agent shall notify each Financial Institution of such new depositary account.

(c)The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II.  The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II.  The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II.  If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d)The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement.  Notwithstanding anything to the contrary contained herein, the Agent shall have the right, in its sole discretion, to direct the Servicer to take all actions that a reasonable business person, exercising prudent business judgment, would undertake to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

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(e)The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent.  The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness owed to Seller not constituting Receivables.  The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(f)Any payment by an Obligor in connection with any Receivables in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3Collection Notices.  The Agent is authorized at any time after the occurrence of any Amortization Event to date and to deliver to the Collection Banks the Collection Notices.  The Agent agrees to notify Seller promptly after the delivery of such Collection Notices to the Collection Banks.  Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the dominion and “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, each Collection Account and the amounts on deposit therein.  In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.  Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.  The Agent agrees that after delivery of a Collection Notice, the Collection Banks may continue to provide or otherwise make available to Seller and the Servicer copies of all correspondence or other mail which will be sent directly to the Agent subsequent to the delivery of such Collection Notice pursuant to the Collection Account Agreements.

Section 8.4Responsibilities of Seller.  Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts.  The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5Reports.  The Servicer shall prepare and forward to the Agent (and upon receipt thereof the Agent will forward the same to each Company or its designee) (i) by 2:00 p.m. (Eastern time) on the 10th Business Day following the last day of each fiscal month of the Servicer, a Monthly Report (which shall include a work sheet calculating the Net Receivables Balance and the amount of Eligible Receivables), (ii) by 2:00 p.m. (Eastern time) on the third Business Day of each calendar week following any calendar week during which at any time the Weekly Reporting Condition existed, a Weekly Report with respect to such preceding calendar week and (iii) at such times as the Agent or the Required Purchasers shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.  Upon the Servicer’s request, the Agent may, in its sole discretion, grant an extension of three (3) Business Days to the time by which the Monthly Report is due under the preceding clause (i) or the time by which the Weekly Report is due under preceding clause (ii); provided, however, the Agent shall automatically grant the Servicer’s first three such extension requests in any 12-month period.

Section 8.6Servicing Fees.  In consideration of Avnet’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Avnet shall continue to perform as Servicer hereunder, Seller shall pay over to Avnet a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1/12 of 1% per annum (in an aggregate amount equal to 1% per annum) of the average Net Receivables Balance during such period, as compensation for its servicing activities.

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Section 8.7Limited Recourse to Servicer.  Purchasers shall have no recourse to Servicer for any amounts due hereunder, other than those specifically provided` to be paid by Servicer hereunder and under the other Transaction Documents, including, without limitation, for amounts payable pursuant to Section 10.1(b) hereof.

Section 8.8Risk Retention Compliance.

(a)The Retention Holder agrees to comply with the requirements of any applicable risk retention laws. In respect of the requirements of the Securitisation Regulation, the Retention Holder undertakes, for so long as any Purchaser which is subject to the requirements of the Securitisation Regulation is party to, or is owed any obligation under, the Transaction Documents in its capacity as Purchaser, that:

(i)it shall retain, on an ongoing basis, a material net economic interest in the securitisation constituted by the Transaction Documents of not less than 5% in accordance with Article 6(1) of the Securitisation Regulation, by retention of the first loss tranche in the form of over-collateralisation in accordance with Article 6(3)(d) of the Securitisation Regulation (the “Retained Interest”), which will be satisfied by means of the Retention Holder retaining a direct ownership interest in the Seller and contributions made by the Retention Holder to the capital of the Seller pursuant to the Receivables Sale Agreement and the Subscription Agreement (as defined in the Receivable Sale Agreement) in an amount sufficient such that the Retention Holder indirectly holds a material net economic interest of not less than 5% of the aggregate Outstanding Balance of the Receivables (the “Ownership Interest”);

(ii)it shall promptly notify the Agent in writing if it ceases to either hold such interest set out in Section 8.8(a)(i) above or fails to comply with any of its other obligations set out in this Section 8.8;

(iii)it shall not change the manner or form in which it retains the Retained Interest, except to the extent permitted or required under the Securitisation Regulation;

(iv)in respect of the Retained Interest, it shall not (A) enter into any transaction which would result in the Retained Interest becoming, or otherwise allow the Retained Interest to become subject to any form of credit risk mitigation or hedging (other than as permitted under the Securitisation Regulation), (B) sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Ownership Interest such that the interest in the Receivables funded by its aggregate outstanding capital contributions would fall below the Retained Interest (other than as permitted under the Securitisation Regulation), (C) enter into a transaction synthetically effecting any of the actions referred to in Sections 8.8(a)(iv)(A) and 8.8(a)(iv)(B) (or referencing any part of any Ownership Interest (other than as permitted under the Securitisation Regulation)), or (D) take any action that would result in its Ownership Interest being less than 5% of the aggregate Outstanding Balance of the Receivables; and

(v)it shall not take any action resulting in the Retention Holder ceasing to own 100% of the outstanding equity in the Seller.

(b)The Retention Holder shall promptly notify the Agent in writing of any change in the manner described in Section 8.8(a) in which the Retained Interest is held for so long as any Purchaser which is owed any obligation under the Transaction Documents is subject to the requirements of the Securitisation Regulation in its capacity as Purchaser.

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(c)The Retention Holder represents and warrants to the Agent (for the benefit of the Purchasers) for so long as any Purchaser which is owed any obligation under the Transaction Documents is subject to the requirements of the Securitisation Regulation in its capacity as Purchaser that:

(i)it is an “originator” (within the meaning of Article 2(3) of the Securitisation Regulation) in respect of the transactions contemplated by the Transaction Documents by virtue of its Ownership Interest;

(ii)the Ownership Interest provides the over-collateralisation constituting the “first loss tranche” (within the meaning of the Securitisation Regulation);

(iii)it has not been established and does not operate for the sole purpose of securitising exposures as further defined and set out in the Securitisation Regulation;

(iv)it has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other income available to it, relying neither on the exposures being securitised by the Retention Holder (namely the Receivables) nor on any interests retained or proposed to be retained in accordance with the Securitisation Regulation, or on any corresponding income from such exposures and interests, as its sole or predominant source of revenue;

(v)it has members of its management body who have the necessary experience to enable it to pursue the established business strategy, as well as adequate corporate governance arrangements; and

(vi)it owns 100% of the issued and outstanding equity interests in the Seller.

(d)The Retention Holder shall, as soon as reasonably practicable, provide such information as it has in its possession or is able to obtain, using commercially reasonable endeavours, as any Purchaser may reasonably request for the purposes of compliance by such Purchaser with any obligations applicable to it under Article 5 of the Securitisation Regulation and agrees that such information may be disclosed to competent authorities and as otherwise envisaged by the Securitisation Regulation.

Article IX
AMORTIZATION EVENTS

Section 9.1Amortization Events.  The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)(i) Any Seller Party shall fail to make any payment or deposit required to be made by such Seller Party hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one day, or (ii) any Seller Party shall fail to perform or observe any term, covenant or agreement applicable to it hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) or any other Transaction Document and such failure shall continue for three consecutive Business Days.

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(b) (i) Any representation, warranty, certification or statement made by any Seller Party in this Agreement (other than the representation or warranty set forth in Section 5.1(v)), any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made or (ii) the representation or warranty set forth in Section 5.1(v) shall prove to have been incorrect when made or deemed made and such breach of Section 5.1(v) is not cured within one Business Day if such breached representation or warranty was made or deemed as of the date of any Weekly Report or Monthly Report or within five Business Days if such breached representation or warranty was made or deemed as of any date other than the date of any Weekly Report or Monthly Report.

(c)Failure of Seller to pay any Indebtedness when due; or the failure of Servicer to pay any Indebtedness in excess of $35 million, individually or in the aggregate, when due; or the default by Servicer, or any affiliate of Servicer which is a party thereto, in the performance of any term, provision or condition contained in the Credit Agreement, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of any Seller Party in excess of $35 million (other than the Credit Agreement) shall be caused to be declared due and payable, or shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)(i)Any Seller Party or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors;

(ii)any proceeding shall be instituted by or against any Seller Party or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or

(iii)any Seller Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e)Seller shall fail to comply with the terms of Section 2.6 hereof.

(f)As of the end of the fiscal month covered by the most recent Monthly Report required to be delivered pursuant to Section 8.5 hereof, the three-month rolling average of the Delinquency Ratio Trigger shall exceed the Applicable Delinquency Ratio Threshold, or the three-month rolling average of the Dilution Ratio Trigger shall exceed the Applicable Dilution Ratio Threshold, or the three-month rolling average of the Loss Ratio Trigger shall exceed the Applicable Loss Ratio Threshold.

(g)A Change of Control shall occur.

(h)[Reserved].

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(i)(i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for 30 consecutive days without a stay of execution.

(j)The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur; or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

(k)This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

Section 9.2Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) with prior written notice to the Servicer (except as provided in the following proviso), declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC (or any comparable law), all of which rights shall be cumulative.

Article X
INDEMNIFICATION

Section 10.1Indemnities by The Seller Parties.  (a) Without limiting any other rights that the Agent, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Funding Source, each Purchaser and their respective Affiliates, assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any purchase hereunder, or the acquisition, funding or ownership, either directly or indirectly, by a Purchaser or a Funding Source of a Purchaser Interest or of an interest in the Receivables, or any Receivable or any Contract or any Related Security, or any action of any Seller Party or any Affiliate of any Seller Party, excluding, however:

(i)Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

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(ii)Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii)taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Purchasers to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

(i)any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)any failure of Seller, the Servicer or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)the commingling of Collections of Receivables at any time with other funds;

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(vii)any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)any Amortization Event described in Section 9.1(d);

(x)any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action;

(xi)any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii)the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC (or any comparable law) of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii)any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv)any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

(xv)the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

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(b)Without limiting any other rights that the Agent, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder, excluding, however:

(i)Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii)Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii)taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Servicer or limit the recourse of the Purchasers to Servicer for amounts otherwise specifically provided to be paid by Servicer under the terms of this Agreement.

Section 10.2Increased Cost and Reduced Return.  (a) If any Regulatory Requirement (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, which demand shall be made at least 30 days prior to the date of any payment by Seller pursuant to this Section 10.2 and shall include an explanation in reasonable detail of the manner in which such amounts shall have been determined, Seller shall pay to the Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. Notwithstanding anything to the contrary contained herein, Seller shall not be liable for any amounts for any such costs or reduced returns incurred by the party demanding payment under this Section 10.2 more than 90 days before the related demand for payment.  The term “Regulatory Requirement” shall mean (i) the adoption after August 26, 2010 of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after August 26, 2010, (ii) any change after August 26, 2010 in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether

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commenced prior to or after August 25, 2011, by any Funding Source or Purchaser with (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, (C) any requests, rules, regulations, guidelines or directives promulgated in connection with the foregoing by any such agency or (D) any requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III.

(b)A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to Seller and shall be conclusive absent manifest error.

(c)If any Purchaser or any Funding Source has or anticipates having any claim for compensation from Seller pursuant to clause (iii) of the definition of Regulatory Requirement appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source, or Seller or the Servicer (each, an “Electing Party”) believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Electing Party to be material, such Electing Party shall provide written notice to the related Consenting Parties (as defined below), Seller and the Servicer, as applicable (a “Ratings Request”), that such Electing Party intends to request a public rating of the facility from one credit rating agency, selected by a Purchaser or Funding Source that is an Electing Party or a Consenting Party (as defined below) and reasonably acceptable to Seller, of at least A-, A3 or the equivalent (the “Required Rating”).  If the Electing Party is either Seller or the Servicer, then such Ratings Request will only be made with the consent of the related Purchasers or Funding Sources for which the Electing Party believes the compensation will be materially reduced (each, a “Consenting Party”), it being understood that any consent given by a Consenting Party with respect to a Ratings Request will not, in itself, be deemed to be consent to any reduction in compensation.  Seller and the Servicer agree that they shall cooperate with such Electing Party’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent or Electing Party) any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating.  Each Consenting Party electing to receive the related ratings letter and each Electing Party shall share the cost of the initial fees payable to the credit rating agency for providing the related rating and all ongoing fees payable to the credit rating agency for its continued monitoring of the related rating.  Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from Seller.

Section 10.3Other Costs and Expenses.  Seller shall pay to the Agent and each Purchaser on demand all reasonable and documented costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of one law firm acting as transaction counsel for the Agent and one law firm acting as special and local counsel in each applicable jurisdiction in which the Agent reasonably determines such local counsel to be necessary with respect thereto and with respect to advising any Purchaser and the Agent as to their respective rights and remedies under this Agreement.  Seller shall pay to the Agent and each Purchaser on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

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Article XI
THE AGENT

Section 11.1Authorization and Action.  Each Purchaser hereby designates and appoints Wells Fargo to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto.  The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent.  In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns.  The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law.  The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids.  Each Purchaser hereby authorizes the Agent to execute each of the UCC financing or continuation statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2Delegation of Duties.  The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3Exculpatory Provisions.  Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith.  The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties.  The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

Section 11.4Reliance by Agent.  The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent.  The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

Section 11.5Non-Reliance on Agent and Other Purchasers.  Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates

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has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent.  Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6Reimbursement and Indemnification.  Each Financial Institution agrees to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably based on the ratio of each such indemnifying Financial Institution’s Commitment to the aggregate Commitment, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7Agent in its Individual Capacity.  The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder.  With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms “Company,” “Financial Institution,” “Purchaser,” “Related Financial Institution,” “Financial Institutions,” “Purchasers,” and “Related Financial Institutions,” shall include the Agent in its individual capacity.

Section 11.8Successor Agent.  The Agent may, upon five days’ notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity), resign as Agent.  If the Agent shall resign, then the Required Purchasers during such five-day period shall appoint from among the Purchasers a successor agent.  If for any reason no successor Agent is appointed by the Required Purchasers during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers.  After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.  If the Person serving as the Agent is a Defaulting Purchaser, the Required Purchasers may, to the extent permitted by applicable law, by notice in writing to Seller and such Person, remove such Person as Agent and, in consultation with Seller, appoint a successor Agent.  If for any reason no successor Agent is appointed by the Required Purchasers within 30 days (or such earlier day as shall be agreed by the Required Purchasers), then effective upon the termination of such period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents, and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers.

Section 11.9Erroneous Payments.

(a)Each Purchaser and each other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) a Purchaser (or an Affiliate of such Purchaser) or any other Person that has received funds from the Agent or any of its Affiliates on behalf of any Purchaser (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or

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accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.9(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of any such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to) promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in immediately available funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the Federal Funds Effective Rate.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Purchaser that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Purchaser, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Purchaser (i) such Purchaser shall be deemed to have made a cashless assignment of the full face amount of the portion of the Purchaser Interest corresponding to the Capital (but not its Commitment) of the relevant Purchaser Group with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Purchaser Group”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the portion of the Purchaser Interest corresponding to the Capital (but not Commitment) of the Erroneous Payment Impacted Purchaser Group, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid CP Costs and Yield on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  Without limitation of its rights hereunder, the Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Purchaser and upon such revocation of the portion of the Purchaser Interest corresponding to the Capital assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Purchaser without any requirement for payment or other consideration.  The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Article XII and (3) the Agent may reflect such assignments in its records without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment

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Recipient under any Transaction Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 11.9 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Aggregate Unpaids owed by the Seller, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Seller for the purpose of making for a payment on the Aggregate Unpaids and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Aggregate Unpaids, the Aggregate Unpaids or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 11.9 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Purchaser, the termination of the Commitments or the repayment, satisfaction or discharge of all Aggregate Unpaids (or any portion thereof) under any Transaction Document.

(g)Nothing in this Section 11.9 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Article XII
ASSIGNMENTS; PARTICIPATIONS; DEFAULTING PURCHASERS

Section 12.1Assignments. (a) Seller, the Servicer, the Agent and each Purchaser hereby agree and consent to the complete or partial assignment by any Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Company shall be released from its obligations so assigned. Further, Seller, the Servicer, the Agent and each Purchaser hereby agree that any assignee of any Company of this Agreement or of all or any of the Purchaser Interests of any Company shall have all of the rights and benefits under this Agreement as if the term “Company” explicitly referred to and included such party (provided that (i) the Purchaser Interests of any such assignee that is a Company shall accrue CP Costs pursuant to Section 3.1, and (ii) the Purchaser Interests of any other such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Company hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution.  Except as specified in Section 12.4, the consent of the Company in such selling Financial Institution’s Purchaser Group shall be required prior to the effectiveness of any such assignment.  Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or the Company in such selling Financial Institution’s Purchaser Group, an enforceability opinion in form and substance satisfactory to the Agent and such Company.  Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment.  Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution (including, without limitation, the applicable obligations of a Related Financial Institution) under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

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(c)Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Company in such Affected Financial Institution’s Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution’s Purchaser Group or (y) another funding entity nominated by the Agent or any Financial Institution and acceptable to the Company in such Affected Financial Institution’s Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions in such Affected Financial Institution’s Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Affected Financial Institution’s Purchaser Group.

Section 12.2Participations.  Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group or any other interest of such Financial Institution hereunder.  Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, each Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement.  Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

Section 12.3Security Interests.  Notwithstanding any other provision of this Agreement to the contrary, (i) any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital, Yield or CP Costs and fees) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank and (ii) any Company may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and CP Costs) under this Agreement to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act, in each case without notice to or consent of any Seller Party, the Agent or any other Purchaser; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.

Section 12.4Defaulting Purchasers.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, the Agent shall not be obligated to transfer to a Defaulting Purchaser any payments made by the Seller for such Defaulting Purchaser’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder for the account of such Defaulting Purchaser, and, in the absence of such transfer for the account of the Defaulting Purchaser, the Agent shall transfer any such payments (A) first, to the payment of any amounts owing by such Defaulting Purchaser to the Agent hereunder; (B) second, to repay the Agent any amounts funded in respect of such Defaulting Purchaser, together with any accrued and unpaid CP Costs or Yield thereon; (C) third, as the Seller may request (so long as no Amortization Event or Potential Amortization Event shall have occurred and be continuing), to the funding of any Incremental Purchase in respect of which such Defaulting Purchaser has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; (D) fourth, if so determined by the Agent and the Seller (so long as no Amortization Event or Potential Amortization Event shall have occurred and be continuing), to be held in a separately established deposit account subject to the control of the Agent, and released from time to time in order to satisfy such Defaulting Purchaser’s potential future funding obligations with respect to Incremental Purchases under this Agreement; (E) fifth, so long as no Amortization Event or Potential Amortization Event shall have occurred and be continuing, to the payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; and (F) sixth, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Capital outstanding in respect of any such Incremental Purchases, such

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payment shall be applied solely to pay the outstanding Capital of all Non-Defaulting Purchasers, on a pro rata basis, prior to being applied to the payment of any outstanding Capital of such Defaulting Purchaser until such time as all outstanding Capital is held by the Purchasers pro rata in accordance with the applicable Commitments.  Solely for the purposes of voting or consenting to matters with respect to the Transaction Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee (other than the Used Fee) payable under clause (i) of Section 2.1, such Defaulting Purchaser shall be deemed not to be a “Purchaser” and such Purchaser’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by clauses (A) or (B) of Section 13.1(b)(i).  The provisions of this Section 12.4 shall remain effective with respect to such Defaulting Purchaser until the earlier of (y) the date on which all of the Non-Defaulting Purchasers, the Agent and the Seller shall have waived, in writing, the application of this Section 12.4 to such Defaulting Purchaser, or (z) the date on which such Defaulting Purchaser makes payment of all amounts that it was obligated to fund hereunder, pays to the Agent all amounts owing by such Defaulting Purchaser in respect of the amounts that it was obligated to fund hereunder and, if requested by the Agent, provides adequate assurance of its ability to perform its future obligations hereunder.  The operation of this Section 12.4 shall not be construed to increase or otherwise affect the Commitment of any Purchaser, to relieve or excuse the performance by such Defaulting Purchaser or any other Purchaser of its duties and obligations hereunder, or to relieve or excuse the performance by any Seller Party of its duties and obligations hereunder to the Agent or to the Purchasers other than to such Defaulting Purchaser.  Any failure by a Defaulting Purchaser to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Purchaser of this Agreement and shall entitle Seller, at its option, upon written notice to the Agent, to arrange for a substitute Purchaser Group to assume the Commitment of such Defaulting Purchaser’s Purchaser Group, such substitute Purchaser Group to be reasonably acceptable to the Agent.  In connection with the arrangement of such a substitute Purchaser Group, (i) the Defaulting Purchaser’s Purchaser Group shall have no right to refuse to be replaced hereunder and (ii) the Company in the Defaulting Purchaser’s Purchaser Group shall have no right to consent to the assignment in respect of such Defaulting Purchaser.  In such circumstance, the Defaulting Purchaser’s Purchaser Group agrees to execute and deliver a completed Assignment Agreement in favor of the substitute Purchaser (and agrees that it shall be deemed to have executed and delivered such documentation if it fails to do so), subject only in each case to being paid its share of the outstanding Obligations (but not any fee (other than the Used Fee) payable under clause (i) of Section 2.1 during such time as the Purchaser was a Defaulting Purchaser); provided, that any such assumption of the Commitment of such Defaulting Purchaser shall not be deemed to constitute a waiver of any of the other Purchasers’ or any Seller Party’s rights or remedies against any such Defaulting Purchaser arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 12.4 and any other provision contained in this Agreement or any other Transaction Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 12.4 shall control and govern.

Article XIII
MISCELLANEOUS

Section 13.1Waivers and Amendments.  (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b) or in accordance with Sections 3.6 or 4.5.  Each Company, Seller and the Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

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(i)without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Company’s Pro Rata Share, any Financial Institution’s Commitment or any Company’s Company Purchase Limit (other than, to the extent applicable, pursuant to Section 4.6 or the terms of any Funding Agreement), (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 13.1(b) or Section 2.6, Section 4.6 or Section 13.6, (F) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent, the Purchasers or the Financial Institutions, (G) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

(ii)without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

(iii)without the written consent of the Agent and each Purchaser (A) amend, modify or waive any Potential Amortization Event or Amortization Event; (B) change the definition of “Aggregate Reserves,” “Base Dilution Component,” “Base Dilution Factor,” “Concentration Component,” “Concentration Factor,” “Concentration Limit,” “Default Ratio,” “Delinquency Ratio Trigger,” “Dilution Horizon Factor,” “Dilution Reserve,” “Dilution Ratio,” “Dilution Percentage,” “Dilution Ratio Trigger,” “Eligible Receivable,” “Loss Horizon Factor,” “Loss Reserve,” “Loss Percentage,” “Loss Ratio Trigger,” “Net Receivables Balance,” “Required Reserve Floor,” “Required Reserves,” “Servicing and Yield Reserve,” “Stress Factor” and “Weekly Reporting Condition”; (C) amend, modify or waive any provision in Article IX; or (D) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (C) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Purchasers and each Company may enter into amendments to modify any of the terms or provisions of Article XI, Section 13.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller and the Agent promptly notifies Seller of such amendment.  Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

Section 13.2Notices.  Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or other electronic transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy  numbers or using any other method of electronic transmission set forth on the signature pages hereof or at such other address or telecopy number or using any other method of electronic transmission as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (i) if given by telecopy or other electronic transmission, upon the receipt thereof, (ii) if given by mail, three Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2.  Seller hereby authorizes the Agent and the Purchasers to effect purchases and selections of Discount Rates based on telephonic notices made by any Person whom the Agent or applicable Purchaser in good faith believes to be acting on behalf of Seller.  Seller agrees to deliver promptly to the Agent and each applicable Purchaser a written confirmation of each telephonic notice signed by an authorized officer

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of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by the Agent or applicable Purchaser, the records of the Agent or applicable Purchaser shall govern absent manifest error.

Section 13.3Ratable Payments.  If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.4Protection of Interests of the Purchasers.  (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder.  Without limiting the foregoing, Seller will, upon the request of the Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interest.  At any time after an Amortization Event or Potential Amortization Event shall have occurred and be continuing, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligor of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee.  Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b)If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3.  Each Seller Party irrevocably authorizes the Agent at any time and from time to time after the occurrence of any Amortization Event in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize on behalf of such Seller Party as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Collateral.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes the Collateral (which may describe the Collateral as set forth in Exhibit XI) as the Agent may determine, in its sole discretion, is reasonably necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Agent in connection herewith.  This appointment is coupled with an interest and is irrevocable.  The authorization by each Seller Party set forth above is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

Section 13.5Confidentiality.  (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, except as required by law, and the other confidential or proprietary information with respect to the Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), including disclosure in the financial statements of each of the Seller Parties of the existence and financial effects of the transactions contemplated by this Agreement.

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Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of U.S. Treasury Regulation § 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

(b)Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or the Companies by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) by the Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Agent or any Financial Institution acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (iv) by each Purchaser (or any administrative agent on its behalf), to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction) or in accordance with any good faith interpretation thereof, and (v) by any Company (or any administrative agent on its behalf) to any collateral trustee appointed by such Company to comply with Rule 3a-7 under the Investment Company Act, provided such collateral trustee is subject to a confidentiality agreement regarding such information with restrictions on disclosure that are comparable to those contained in this Agreement.  The Agent or the Purchaser, as applicable, will make reasonable efforts to enter into a confidentiality agreement, reasonably acceptable to the Servicer, with each rating agency hired by such Person and to which it is disclosing information pursuant to clause (iii) or (iv) above; provided, that the absence of such a confidentiality agreement shall not be construed to prohibit the Agent or any Purchaser from making disclosures to any rating agency as may be required by applicable law, rule or regulation (including, for this purpose, any requirements of Rule 17g-5 or any good faith interpretation thereof).  In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) or otherwise with the consent of the applicable Seller Party or Seller Parties.  Except as provided in this clause (b) above, the Agent and the Purchasers shall maintain and shall cause each of its employees and officers to maintain the confidentiality of any confidential or proprietary information with respect to the Seller Parties obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein.

Section 13.6Bankruptcy Petition.  Seller, the Servicer, the Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Company or any Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 13.7Limitation of Liability.  (a) Except with respect to any claim arising out of the willful misconduct or gross negligence of any Company, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)Notwithstanding any provisions contained in this Agreement to the contrary, no CP Company shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such CP Company has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper when due and (ii) after giving effect to such payment, either (x) such CP Company could issue Commercial

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Paper to refinance all of its outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) in accordance with the program documents governing such CP Company’s securitization program or (y) all of such CP Company’s Commercial Paper is paid in full.  Any amount which such CP Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against or corporate obligation of such CP Company for any such insufficiency unless and until such CP Company satisfies the provisions of clauses (i) and (ii) above.  This paragraph (b) shall survive the termination of this Agreement.

Section 13.8CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 13.9CONSENT TO JURISDICTION.  EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK.

Section 13.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 13.11Integration; Binding Effect; Survival of Terms.

(a)This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification, increased cost and payment provisions of Article X, and Sections 13.5, 13.6 and 13.7 shall be continuing and shall survive any termination of this Agreement.

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Section 13.12Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 13.13Wells Fargo Roles.  Each of the Purchasers acknowledges that Wells Fargo acts, or may in the future act, (i) as administrative agent for any Company or Financial Institution in Wells Fargo’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for any Company or Financial Institution in Wells Fargo’s Purchaser Group (collectively, the “Wells Fargo Roles”).  Without limiting the generality of this Section 13.13, each Purchaser hereby acknowledges and consents to any and all Wells Fargo Roles and agrees that in connection with any Wells Fargo Role, Wells Fargo may take, or refrain from taking, any action that it, in its discretion, deems appropriate.

Section 13.14Characterization.  (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest.  Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or Originator.

(b)In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller (i) reaffirms its prior grant of a duly perfected security interest to the Agent pursuant to the Existing Agreement and (ii) hereby grants to the Agent for the ratable benefit of the Purchasers a valid and continuing security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof (collectively, the “Collateral”) prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids.  The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC (or any comparable law) and other applicable law, which rights and remedies shall be cumulative. Each party hereto acknowledges and agrees that the security interest and liens granted in the Collateral under and pursuant to the Existing Agreement shall continue in full force and effect, and this Section 13.14(b) shall be deemed to be a continuation and reaffirmation, and not a replacement or novation, of the security interest and liens granted under and pursuant to the Existing Agreement.

(c)If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  In the case of any Recharacterization, Seller represents and warrants that each remittance of Collections to the Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.

Section 13.15Confirmation and Ratification of Terms.  (a) Upon the effectiveness of this Agreement, each reference to the Existing Agreement in any other Transaction Document, and any document,

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instrument or agreement executed and/or delivered in connection with the Existing Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.

(b)The effect of this Agreement is to amend and restate the Existing Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Agent or any Purchaser existed in the Existing Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the Amendment Date, then such rights, benefits or provisions are acknowledged to be and to continue to be effective.  This Agreement is not a novation.

(c)The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Existing Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Existing Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

(d)The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Existing Agreement immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

Section 13.16PATRIOT Act and Beneficial Ownership Regulation.  Each Purchaser that is subject to the requirements of the Patriot Act hereby notifies the Seller Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Seller Parties, which information includes, among other things, the name and address of the Seller Parties and other information that will allow such Purchasers to identify such parties in accordance with the Patriot Act.  In addition, the Agent and each Purchaser shall have the right to periodically conduct reasonable due diligence on the Seller, its senior management and legal and beneficial owners.  Each Seller Party agrees to cooperate in respect of the conduct of such reasonable due diligence and further agrees that the reasonable costs and charges for any such due diligence by the Agent shall constitute Indemnified Amounts for which the Agent is the Indemnified Party.  Each of the Seller Parties agrees to provide the Agent and each Purchaser, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

Section 13.17Acknowledgment Regarding any Unsupported QFCs.  To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit

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Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Purchaser or Agent shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 13.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 13.18Acknowledgement and Consent to Bail-In of Bail-In Affected Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bail-In Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Bail-In Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Bail-In Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(SIGNATURE PAGES FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

AVNET RECEIVABLES CORPORATION, as Seller

By:
Name:
Title:

Address:	2211 South 47th Street
Phoenix, Arizona 85034
Attention:	President
Fax:	(480) 643-7199

AVNET, INC., as Servicer

By:
Name:
Title:

Address:	2211 South 47th Street
Phoenix, Arizona 85034
Attention:	President
Fax:	(480) 643-7199

S 1

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WELLS FARGO BANK, N.A.,

By:
Name:
Title:

WELLS FARGO BANK, N.A.,

By:
Name:
Title:

Address:	Wells Fargo Bank, National Association
1100 Abernathy Rd. NE, 16th Floor
Atlanta, GA 30328
Attention: Elizabeth Wagner
Tel:	(770) 508-2169
Fax:	(855) 818-1937
Email:	elizabeth.wagner@wellsfargo.com

with a copy to:

Address:	Wells Fargo Bank, National Association
1100 Abernathy Rd. NE, 16th Floor
Atlanta, GA 30328
Attention: Elizabeth Wagner
Tel:	(770) 508-2169
Fax:	(855) 818-1937
Email:	jonathan.davis@wellsfargo.com

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TRUIST BANK,
as a Company and as a Financial Institution

By:
Name:
Title:

Address:	Mail Code GA-ATL-3950
3333 Peachtree Rd. NE, 10th Floor East
Atlanta, GA 30326
Attention:	Ileana Chu
Tel:	(404) 439-7369
Fax:	(404) 926-5100
Email:	STRH.AFG@SunTrust.com

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LIBERTY STREET FUNDING LLC, as a Company

By:
Name:
Title:

Address:	c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn:	Kevin J. Corrigan, Senior Vice President
Fax:	(631) 587-4700

THE BANK OF NOVA SCOTIA,
as a Financial Institution

By:
Name:
Title:

Address:	The Bank of Nova Scotia
250 Vesey Street
23rd Floor
New York, NY
Attn:	~~Gig Morris~~Darren Ward
~~Fax~~:Tel:	(212) ~~225-5184~~225-5264
Email:	~~gig.morris@scotiabank.com~~darren.ward@scotiabank.com

Address:	The Bank of Nova Scotia
40 Temperance Street
4th Floor
Toronto, Ontario, Canada M5H 0B4
Attn:	Elie Silver
Tel:	(416) 866-5682
Email:	elie.silver@scotiabank.com

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BANK OF AMERICA, N.A.,
as a Company and as a Financial Institution

By:
Name:
Title:

Address:	Bank of America, N.A.
NC2-109-02-02
13510 Ballantyne Corporate Place
Charlotte, NC 28277
Attention:	Willem Van Beek / Chris Haynes
Tel.:	(980) 683-4585
Fax:	(704) 409-0588
Email:	willem.van_beek@bofa.com christopher.haynes@bofa.com

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BANCO SANTANDER, S.A., NEW YORK BRANCH
as a Company and as a Financial Institution

By:
Name:
Title:

By:
Name:
Title:

Address:	Banco Santander, S.A., New York Branch
437 Madison Avenue
New York, NY 10022
Attention:	Middle Office TWCS
Email:	loansopsnymad@gruposantander.com loansopsnewyork@santander.us CIBMOLoanClosing@santander.us

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EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“61-to-90–Day Receivable” means a Receivable which by its terms is due and payable between 61 and 90 calendar days of the original billing date therefor.

“91-to-120–Day Receivable” means a Receivable which by its terms is due and payable between 91 and 120 calendar days of the original billing date therefor.

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder with respect to each Company means the period from (and including) the date of the initial purchase by such Company hereunder to (and including) the last day of the calendar month thereafter.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Financial Institution” has the meaning specified in Section 12.1(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Account” means the deposit account from time to time designated by the Agent to the Purchasers as the “Agent Account.”

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Servicing and Yield Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, as amended by Amendment No. 1 thereto, dated as of February 28, 2020, Amendment No. 2 thereto, dated as of July 31, 2020, Amendment No. 3 thereto, dated as of July 30, 2021, Amendment No. 4 thereto, dated as of August 16, 2021, Amendment No. 5 thereto, dated as of January 10, 2022, Amendment No. 6 thereto, dated as of December 16, 2022, Amendment No. 7 thereto, dated as of May 12, 2023, Amendment No. 8 thereto, dated as of December 6, 2024, Amendment No. 9 thereto, dated as of July 1, 2026 and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

Exh. I-1

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“Alternative Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Benchmark on such day (or if such day is not a Business Day, the immediately preceding Business Day).  Any change in the Alternative Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Benchmark shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Benchmark, respectively.

“Amendment Date” has the meaning set forth in the preamble to this Agreement.

“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) the date which is 30 Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, (iv) the Facility Termination Date and (v) the Business Day specified in a written notice from the Agent following the failure to obtain the Required Rating within 60 days following delivery of a Ratings Request to Seller and the Servicer.

“Amortization Event” has the meaning specified in Article IX.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Delinquency Ratio Threshold” means 8.50%.

“Applicable Dilution Ratio Threshold” means 5.00%.

“Applicable Loss Ratio Threshold” means 7.00%.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, vice president, corporate controller, treasurer or chief financial officer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Accrual Period, or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date.

“Avnet” has the meaning set forth in the preamble to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Base Dilution Component” means, on any date, an amount equal to the Base Dilution Factor multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Base Dilution Factor” means the average of the monthly Dilution Ratios occurring during the 12 most recent fiscal months multiplied by the Dilution Horizon Factor.

“Benchmark” means, initially, the per annum rate equal to the ~~sum of (a)~~ Daily Term SOFR ~~plus (b) 0.10% (10 basis points)~~; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Daily Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the sum of (a) the applicable Benchmark Replacement, plus (b) the related Benchmark Adjustment, if any, to the extent that such Benchmark Replacement has replaced such Benchmark pursuant to Section 3.6 and/or Section 4.5; provided, further, that in the event that the Benchmark as so determined would be less than the Floor, the Benchmark shall be deemed to be equal to the Floor for purposes of this Agreement.

“Benchmark Determination Date” means, with respect to any Accrual Period (or for each day in such Accrual Period), (i) if Daily Term SOFR is the Benchmark, the Daily Term SOFR Determination Day or (ii) if any other rate is the Benchmark, such date or dates set forth in Conforming Changes adopted in connection with Section 3.6 and/or Section 4.5.

“Benchmark Replacement” means, for any Available Tenor, the sum of:

(i)     the alternate benchmark rate that has been selected by the Agent and the Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated receivables facilities similar to the facility provided pursuant to this Agreement at such time in the United States, and

(ii)     the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement for dollar-denominated receivables facilities similar to the facility provided pursuant to this Agreement at such time.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(i)     in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii)     in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative (and (1) such non-representativeness will be determined by reference

Exh. I-3

FOURTH AMENDED AND RESTATED
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to the most recent statement or publication referenced in such clause (iii), and (2) a Benchmark Replacement Date shall exist even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(i)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(ii)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator of such Benchmark (or such component), a resolution authority with jurisdiction over the administrator of such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator of such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(iii)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (i) or (ii) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.6 and/or Section 4.5,  and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.6 and/or Section 4.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

Exh. I-4

FOURTH AMENDED AND RESTATED
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“Broken Funding Costs” means for any Purchaser Interest which (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned, transferred or funded pursuant to a Funding Agreement or otherwise transferred or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Accrual Period or Tranche Periods (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated.  In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess.  All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means:

(i)     except to the extent provided in clause (ii) below, any day on which banks are not authorized or required to close in New York, New York; and

(ii)     in relation to any portions of Capital accruing Yield at the Benchmark and any interest rating setting, funding, disbursement, settlement or payment of any Purchaser Interest corresponding to such portion of Capital, any day that is a U.S. Government Securities Business Day.

“Canadian Receivable” means a Receivable the Obligor of which, if a natural person, is a resident of Canada or, if a corporation or other business organization, is organized under the laws of Canada or any political subdivision thereof and has its chief executive office in Canada.

“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or any Purchaser which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of voting stock of the Servicer or (ii) Avnet shall cease to own 100% of the outstanding equity interest in Seller, free and clear of any Adverse Claim.

“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible or (iv) which has been identified by Seller as uncollectible.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 13.14(b).

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

Exh. I-5

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

“Collection Account Agreement” means each agreement, in form and substance satisfactory to the Agent, among the Seller, the Servicer (if applicable), the Agent and a Collection Bank, governing the terms of the related Collection Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of any Company issued by such Company in the commercial paper market.

“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller to the extent that the Company in its Purchaser Group declines to purchase such Purchaser Interests, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Purchase Limit” means, for each Company, the purchase limit of such Company with respect to the purchase of Purchaser Interests from Seller, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Company’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including Section 4.6(b)) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Concentration Component” means, on any date, an amount equal to the Concentration Factor multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Concentration Factor” means 15.0%.

“Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Eligible Receivables owed by any single Obligor and any Affiliates of such Obligor (if any), the concentration limit determined as follows:

for Obligors who have (or, if the Obligor is not rated, whose parent entity has) short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

Level	Rating	Concentration Limit
Level 1	A-1+/P-1 or AA-/Aa3	15.000%
Level 2	A-1/P-1 or A/A2	15.000%
Level 3	A-2/P-2 or BBB+/Baa1	7.500%
Level 4	A-3/P-3 or BBB-/Baa3	5.000%
Level 5	Non-Rated/Not Investment Grade	3.000%

; provided, however, that (i) if any Obligor (or, if the Obligor is not rated, its parent entity) has a split rating, (x) if the ratings differ by one level, then the level for the higher of such ratings will apply and (y) if there is a split in

Exh. I-6

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

ratings of more than one level, then the level that is one level lower than the level of the higher rating will apply; (ii) upon Seller’s request from time to time, the Purchasers, in their sole discretion, may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Purchaser upon not less than five Business Days’ written notice to Seller and the Agent; (iii) commencing on July 31, 2020, Sanmina Corporation shall be an Obligor with a Special Concentration Limit of 5.00% until such time as such Special Concentration Limit is cancelled by any Purchaser in accordance with the preceding clause (ii); ~~and~~ (iv) commencing on the Eighth Amendment Effective Date, Flextronics shall be an Obligor with a Special Concentration Limit of 10.00% until such time as such Special Concentration Limit is cancelled by any Purchaser in accordance with the preceding clause (ii)~~.~~; and (v) commencing on the Ninth Amendment Effective Date, Computacenter plc shall be an Obligor with a Special Concentration Limit of 10.00% until such time as such Special Concentration Limit is cancelled by any Purchaser in accordance with the preceding clause (ii).

“Conforming Changes” means, with respect to the use or administration of any then-current Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Accrual Period,” the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” any similar or analogous definitions (or the addition of similar or analogous concepts), the timing and frequency of determining rates and making payments of interest, the timing of purchase notices or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be necessary to reflect the adoption and implementation of any such rate and to permit the administration thereof by the Agent in a manner substantially consistent with the historical practices of the parties to this Agreement and/or market practice (or, if the Agent decides that adoption of any portion of such historical and/or market practice is not administratively feasible or if the Agent determines that no historical and/or market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Consent Notice” has the meaning set forth in Section 4.6(a).

“Consent Period” has the meaning set forth in Section 4.6(a).

“Consenting Party” has the meaning set forth in Section 10.2(c).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Corresponding Tenor” means, with respect to any Available Tenor, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor, as applicable.

“CP Company” means a Company that funds Incremental Purchases through the issuance of Commercial Paper.

“CP Costs” means with respect to any Purchaser Interest of a Company for any day, an amount equal to the product of the applicable Discount Rate for such Purchaser Interest multiplied by the Capital of such Purchaser Interest for such day, divided by 360.

Exh. I-7

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 28, 2018, among Avnet, Inc., certain subsidiaries as borrowers, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, after giving effect to any amendment, restatement, waiver, release, supplementation, cancellation, termination, renewal, extension, replacement, refinancing or other modification thereof.

“Credit and Collection Policy” means the collection policies and practices relating to Contracts and Receivables summarized in Exhibit VIII hereto, as modified from time to time in accordance with the Receivables Sale Agreement and this Agreement.

“Daily Term SOFR” means, on any day, the Term SOFR Reference Rate for a tenor of one month on such day (such day, the “Daily Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Daily Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Daily Term SOFR Determination Day.

“Daily Term SOFR Determination Date” has the meaning set forth in the definition of “Daily Term SOFR.”

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable.  Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% above the Alternative Base Rate.

“Default Ratio” means an amount (expressed as a percentage) equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables that were unpaid for 91 days or more (but less than 121 days) after the original due date as of the last day of the fiscal month then most recently ended and (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such fiscal month divided by (ii) the aggregate Outstanding Balance of Receivables originated during the fiscal month that is the fourth fiscal month prior to the fiscal month then most recently ended.

“Defaulted Receivable” means a Receivable (i) as to which any payment, or part thereof, remains unpaid for 91 calendar days or more from the original due date for such payment or (ii) that becomes a Charged-Off Receivable prior to 91 calendar days after the original due date.

“Defaulting Purchaser” means any Purchaser that (a) has failed to (i) fund all or any portion of any Incremental Purchase required to be made by it within two Business Days of the date such Incremental Purchase was required to be funded hereunder, or (ii) pay to the Agent or any other Purchaser any other amount required to be paid by it hereunder within two Business Days of the date when such other amount is due, (b) has notified the Agent or the Seller in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Agent or Seller, to confirm in writing to the Agent and Seller that it will comply with its purchase obligations hereunder (provided, that

Exh. I-8

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Agent and Seller) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any insolvency proceeding or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser.  Any determination by the Agent that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser upon delivery of written notice of such determination to Seller and each other Purchaser; provided, that to the extent a Purchaser ceases to be a Defaulting Purchaser, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller Parties while that Purchaser was a Defaulting Purchaser.

“Delinquency Ratio Trigger” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Obligor” means an Obligor indicated by the Agent to Seller in writing.

“Dilution Horizon Factor” means, at any time, a percentage equal to (i) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the three fiscal month period then most recently ended, divided by (ii) the aggregate Outstanding Balance of all Non-Delinquent Receivables at the end of the fiscal month period then most recently ended.

“Dilution Percentage” means, as of any date of determination, a percentage calculated in accordance with the following formula:

DP = [(SF x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF

where:

DP	=	the Dilution Percentage;
SF	=	the Stress Factor;
ADR	=	the average of the monthly Dilution Ratios occurring during the 12 most recent fiscal months;
HDR	=	the highest average three-month Dilution Ratio occurring during the 12 most recent calendar months; and
DHF	=	the Dilution Horizon Factor at such time.

“Dilution Ratio” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions, less the amount of such Dilutions for which the related Receivables are rebilled to the Obligor, which occurred during the fiscal month period then most recently ended, divided by (ii) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the fiscal month that is the third fiscal month prior to the fiscal month then most recently ended.

Exh. I-9

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

“Dilution Ratio Trigger” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions, less the amount of such Dilutions for which the related Receivables are rebilled to the Obligor, which occurred during the fiscal month period then most recently ended, divided by (ii) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the fiscal month period three months prior to the month then most recently ended.

“Dilution Reserve” means, on any date, an amount equal to the Dilution Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.

“Discount Rate” means, with respect to each Purchaser Interest, the sum of (i) the Benchmark or the Alternative Base Rate, as applicable, and (ii) the Used Fee.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment Effective Date” means December 6, 2024.

“Electing Party” has the meaning set forth in Section 10.2(c).

“Eligible Receivable” means, at any time, a Receivable:

(i)     the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency, provided that (x) a Government Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable to the extent that the aggregate Outstanding Balance of all such Government Receivables does not exceed 2% of the aggregate Outstanding Balance of all Receivables; (y) a Canadian Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable to the extent that the aggregate Outstanding Balance of all such Canadian Receivables does not exceed 5% of the aggregate Outstanding Balance of all Receivables and (z) a Foreign Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable to the extent that the aggregate Outstanding Balance of all such Foreign Receivables does not exceed (1) in the event the rating on Avnet’s Long-Term Debt is BB+ or higher from S&P and Ba1 or higher from Moody’s, 25.0% of the aggregate Outstanding Balance of all Receivables or (2) in the event the rating on Avnet’s Long-Term Debt is lower than BB+ from S&P or lower than Ba1 from Moody’s, or Avnet does not have a Long-Term Debt rating from either S&P or Moody’s, 12.5% of the aggregate Outstanding Balance of all Receivables,

(ii)     the Obligor of which is not the Obligor of any Defaulted Receivables which, in the aggregate constitute more than 50% of all Receivables of such Obligor,

Exh. I-10

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

(iii)     which is not a Charged-Off Receivable or a Delinquent Receivable,

(iv)     which by its terms is due and payable either (A) in the case of Receivables other than Honeywell Long-Term Receivables, within 120 calendar days of the original billing date therefor or (B) in the case of Honeywell Long-Term Receivables, between 121 and 150 calendar days of the original billing date therefor, and, in each case, has not had its payment terms extended.

(v)     which is an “account” within the meaning of the UCC of all applicable jurisdictions,

(vi)     which is denominated and payable only in United States dollars in the United States,

(vii)     which arises under a Contract in substantially the form of or containing comparable basic provisions as one of the form contracts set forth on Exhibit IX hereto, or if such form contracts are modified in any material respect, the Seller Parties will use reasonable efforts to give prior written notice of and provide a copy of such modified Contract to the Agent prior to its use, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii)     which arises under a Contract which does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(ix)     which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of merchandise or the provision of services by Originator,

(x)     which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xi)     which satisfies all applicable requirements of the Credit and Collection Policy,

(xii)     which was generated in the ordinary course of Originator’s business,

(xiii)     which arises solely from the sale of goods or the provision of services, to the related Obligor by Originator, and not by any other Person (in whole or in part),

(xiv)     as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

(xv)     which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

(xvi)     as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

Exh. I-11

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

(xvii)     all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Erroneous Payment” has the meaning assigned thereto in Section 11.9(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.9(d).

“Erroneous Payment Impacted Purchaser Group” has the meaning assigned thereto in Section 11.9(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.9(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Acquisition” means any direct or indirect acquisition of any business by Originator consummated on or after January 1, 2010.

“Excluded Receivable” means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of merchandise or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto:

(i)     the account debtor for which is Intelbras S.A. Industria de Telecomunicacao Eletronica Brasileira and such indebtedness or other obligation was originated after December 30, 2016;

(ii)     the account debtor for which is 3M Company and such indebtedness or other obligation was originated after October 31, 2017;

(iii)     the account debtor for which is General Electric Company or any other direct or indirect Subsidiary or Affiliate of General Electric Company (including, without limitation, GE Aviation; GE Healthcare Japan Corporation; GE Healthcare; GE OEC Medical Systems, Inc.; GE Sensing EMEA Unlimited Company; GE Healthcare Europe GmbH; GE Medical Systems; Baker Hughes Company; GE Consumer & Industrial; GE MDS LLC; Reuter Stokes Inc.; GE Hangwei Medical Systems Company, Ltd.; Bently Nevada, Inc.; Inspection Technologies; GE Healthcare Bio-Science Corp; General Electric Co; GE Technology Infrastructure; GE Healthcare Canada; GE Commercial Materials S de RL de CV; GE Global Research; GE Ultrasound Korea Limited; GE Energy Control Solutions Inc.; General Electric International, Inc.; and GE Lighting Solutions LLC);

(iv)     the account debtor for which is Lincoln Electric Holdings Inc. or any other direct or indirect Subsidiary or Affiliate of Lincoln Electric Holdings Inc. and such indebtedness or other obligation was originated after January 10, 2022;

(v)     the account debtor for which, if a natural person, is a resident of a country that is not a Specified OECD Country or the United States, or, if a corporation or other business organization, is organized under the laws of a country that is not a Specified OECD Country or any political subdivision thereof or the United States and has its chief executive office in a country that is not a Specified OECD Country or the United States, and such indebtedness or other obligation was originated on or after the Eighth Amendment Effective Date; ~~or~~

(vi)     which both (a) arises in connection with the sale of merchandise or the rendering of services by the business previously conducted by any businesses acquired by Originator in an Excluded Acquisition

Exh. I-12

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

and (b) is not recorded or maintained in Avnet’s consolidated general ledger accounting records as part of general ledger category “company code US10” (other than any Receivables previously coded under “company code US10” that have been coded under any other category without the Agent’s prior written consent)~~.~~; or

(vii)      which arises from sales of inventory by Originator to an account debtor listed on Schedule C (as such Schedule may be updated from time to time by Originator by written notice to the Agent, and Originator shall use commercially reasonable efforts to provide such notice to the Agent in advance of the effectiveness of any such update to Schedule C) if (x) the original purchase price for such inventory was prepaid by a third-party, (y) Originator is required, under its agreements or arrangements with such third-party, to remit payments from the applicable account debtor for the relevant inventory to such third-party to reimburse such third-party for its prepaid amounts in respect of the relevant inventory and (z) such obligations of the applicable account debtor arise on or after the date that such account debtor is added to Schedule C, and Originator shall, upon the Agent’s reasonable request, provide reasonable evidence of the satisfaction of clauses (x) and (y) above to the extent such evidence would not breach or violate any confidentiality or non-disclosure obligations of Originator.

Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Excluded Receivable separate from an Excluded Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Excluded Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Existing Agreement” means the Original Agreement, as amended, restated or otherwise modified, including pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of February 27, 2017 (as amended prior to the date hereof), among the Seller Parties, Agent, in its capacities as a company, financial institution and agent, and the companies and financial institutions from time to time party thereto.

“Extension Notice” has the meaning set forth in Section 4.6(a).

“Facility Termination Date” means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” (11 U.S.C. §§ 101 et seq.) as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (Eastern time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means each of (i) the letter agreement relating to the payment of fees to Agent, dated as of August 16, 2021, between Seller and the Agent, as the same may be amended, restated, supplemented or otherwise

Exh. I-13

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

modified and in effect from time to time, (ii) the letter agreement relating to the payment of fees of the Purchasers, dated as of December 16, 2022, among Seller and the Purchasers, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time and (iii) any other fee letter or similar letter agreement relating to the payment of fees to any of the Purchasers entered into among Seller, the Purchasers party thereto and/or any agent or agents acting on behalf of any such Purchasers, as any such fee letter or letter agreement may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Institutions” has the meaning set forth in the preamble in this Agreement.

“Flextronics” means, collectively, Flextronics International, Ltd. and all of its direct or indirect Subsidiaries and Affiliates (including, without limitation, those entities identified by Servicer to Agent in that certain Excel file entitled “Flextronics accts.xlsx” delivered by Servicer to Agent on the Eighth Amendment Effective Date).

“Floor” means zero.

“Foreign Receivable” means a Receivable (other than a Canadian Receivable) the Obligor of which, if a natural person, is a resident of any member country in the Organization for Economic Co-operation and Development (other than the United States) (each such member country, a “Specified OECD Country”) or, if a corporation or other business organization, is organized under the laws of a Specified OECD Country or any political subdivision thereof and has its chief executive office in a Specified OECD Country or the United States.

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Company.

“Funding Source” means with respect to any Company (i) such Company’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Company.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Receivable” means a Receivable the Obligor of which is the United States federal government, a state or local government, a governmental subdivision of the United States federal government or of a state or local government, or an agency of the United States federal government or of a state or local government.  For the purposes of this definition the phrase “state or local government” means a state or local government of a state, city or municipality located within the fifty states of the United States or the District of Columbia.

“HMT” means His Majesty’s Treasury of the United Kingdom.

“Honeywell Long-Term Receivable” means a Receivable, the Obligor of which is Honeywell International Inc. (or a Subsidiary of Honeywell International Inc.), and which by its terms is due and payable within 121 and 150 calendar days of the original billing date therefor; provided, that any Receivable that has had its payment terms extended shall not constitute, or shall no longer constitute, a Honeywell Long-Term Receivable.

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary

Exh. I-14

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course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Indemnified Amounts” has the meaning set forth in Section 10.1(a).

“Indemnified Party” has the meaning set forth in Section 10.1(a).

“Independent Director” means a member of the Board of Directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Closing Date” means June 28, 2001.

“Laws” has the meaning set forth in the Credit Agreement.

“Liquidity Provider Termination Date” has the meaning set forth in Section 2.2.

“Liquidity Termination Date” means ~~December 6~~June 30, ~~2026~~2028.

“Lock-Box” means each locked postal box with respect to which a bank that has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Long-Term Debt” means, at any time, in respect of Avnet, any publicly-held senior unsecured debt obligations outstanding at any such time with a maturity more than one year after the date of any determination hereunder.

“Loss Horizon Factor” means, at any time, a percentage equal to (i) (x) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the four fiscal month period then most recently ended, plus (y) 50% of the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the fourth fiscal month preceding the fiscal month then most recently ended, divided by (ii) the aggregate Outstanding Balance of all Non-Delinquent Receivables at the end of the fiscal month then most recently ended.

“Loss Percentage” means, at any time, a percentage calculated in accordance with the following formula:

LP = SF x LHF x LR

where:

LP	=	the Loss Percentage;

Exh. I-15

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SF	=	the Stress Factor;
LHF	=	the Loss Horizon Factor; and
LR	=	the highest three month rolling average of the Default Ratios occurring during the 12 most recent fiscal months.

“Loss Reserve” means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Loss Ratio Trigger” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables at such time, divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum, without duplication, of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, plus (ii) the Receivables Term Excess Concentration Amount.

“Ninth Amendment Effective Date” means July 1, 2026.

“Non-Defaulting Purchaser” means each Purchaser other than a Defaulting Purchaser.

“Non-Delinquent Receivables” means, at any time, the aggregate Outstanding Balance of all Receivables that are not Delinquent Receivables.

“Non-Renewing Financial Institution” has the meaning set forth in Section 4.6(a).

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” has the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Agreement” means the Receivables Purchase Agreement, dated as of the Initial Closing Date, among the Seller Parties, Bank One, NA (Main Office Chicago), in its capacities as a financial institution and agent, and Preferred Receivables Funding Corporation, in its capacity as a company.

“Originator” means Avnet, Inc., in its capacity as seller under the Receivables Sale Agreement.

“Other Servicer Collected Funds” means any cash collections, other cash proceeds or other amounts deposited, credited or funded to any Collection Account, to the extent such cash collections, other cash proceeds or other amounts do not constitute Collections.

Exh. I-16

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“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Ownership Interest” has the meaning set forth in Section 8.8(a)(i).

“Participant” has the meaning set forth in Section 12.2.

“Patriot Act” means the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Agent.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions in such Financial Institution’s Purchaser Group, adjusted as necessary to give effect to the application of the terms of Section 4.6 and (b) for each Company, a percentage equal to (i) the Company Purchase Limit of such Company, divided by (ii) the aggregate amount of all Company Purchase Limits of all Companies hereunder.

“Purchase Limit” means $~~500,000,000~~700,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of (A) 100% of the amount equal to (1) the Net Receivables Balance on the applicable purchase date, minus (2) the Required Reserves on the applicable purchase date, over (B) the aggregate outstanding amount of Aggregate Capital on the applicable purchase date, immediately prior to such proposed Incremental Purchase.

“Purchaser Group” means with respect to (i) each Company, a group consisting of such Company and its Related Financial Institutions and (ii) each Financial Institution, a group consisting of such Financial Institution, the Company for which such Financial Institution is a Related Financial Institution and each other Financial Institution that is a Related Financial Institution for such Company.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable.  Each such undivided percentage interest shall equal:

C
(NRB – RR)

where:

C     =     the Capital of such Purchaser Interest.

Exh. I-17

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RR     =     the Required Reserves.

NRB     =     the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase.  Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date.  The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

“Purchasers” means each Company and each Financial Institution.

“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

“Ratings Request” has the meaning set forth in Section 10.2(c).

“Receivable” means all indebtedness and other obligations owed to Seller or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible), arising in connection with the sale of merchandise or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, that ‘Receivable’ shall not include any Excluded Receivable.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Sale Agreement” means that certain Second Amended and Restated Receivables Sale Agreement, dated as of August 16, 2018, between Originator and Seller, as amended, restated, supplemented or otherwise modified from time to time.

“Receivables Term Excess Concentration Amount” means the sum of (i) the aggregate amount by which the Outstanding Balance of 61-to-90–Day Receivables exceeds in the aggregate 50% of the aggregate amount of Eligible Receivables, plus (ii) the aggregate amount by which the Outstanding Balance of 91-to-120–Day Receivables exceeds in the aggregate 15% of the aggregate amount of Eligible Receivables; plus (iii) the aggregate amount by which the Outstanding Balance of Honeywell Long-Term Receivables that are Eligible Receivables exceeds in the aggregate 10% of the aggregate amount of Eligible Receivables.

“Recharacterization” has the meaning set forth in Section 13.14(c).

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Requirement” has the meaning set forth in Section 10.2(a).

“Reinvestment” has the meaning set forth in Section 2.2.

Exh. I-18

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“Related Financial Institution” means, with respect to each Company, each Financial Institution set forth opposite such Company’s name in Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.

“Related Security” means, with respect to any Receivable:

(i)     all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by Originator gave rise to such Receivable (including as a result of related financing arrangements), and all insurance contracts with respect thereto,

(ii)     except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)     except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)     except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all service contracts and other contracts and agreements associated with such Receivable,

(v)     all Records related to such Receivable,

(vi)     all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,

(vii)     all of Seller’s right, title and interest in, to and under each Lock-Box, each Collection Account and each Collection Account Agreement, and

(viii)     all proceeds of any of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Purchasers” means, at any time, collectively, the Financial Institutions with Commitments in excess of 66-2/3% of the aggregate Commitments and the Companies with Company Purchase Limits in excess of 66-2/3% of the aggregate amount of all Company Purchase Limits of all Companies hereunder; provided, that Commitments of any Financial Institutions and the Company Purchase Limits of any Companies that are Defaulting Purchasers or in the Defaulting Purchaser’s Purchaser Group shall be disregarded in the determination of the Required Purchasers.

“Required Rating” has the meaning set forth in Section 10.2(c).

“Required Reserve Floor” means, on any date, the sum of the Concentration Component, the Base Dilution Component, and the Servicing and Yield Reserve.

“Required Reserves” means the greater of (i) the Required Reserve Floor and (ii) the Aggregate Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Exh. I-19

FOURTH AMENDED AND RESTATED
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“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Servicer or its Affiliates in reimbursement of actual management services performed).

“Retained Interest” has the meaning set forth in Section 8.8(a)(i).

“Retention Holder” means Avnet, Inc. in its capacities as originator, seller of Receivables and provider of Subordinated Loans (as defined in the Receivables Sale Agreement) in each case to Avnet Receivables Corporation as buyer under the Receivables Sale Agreement.

“Santander” means Banco Santander, S.A., New York Branch.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) OFAC, the U.S. Department of Commerce or the U.S. Department of State or (b) the United Nations Security Council, the European Union or HMT.

“Second Amendment Date” means July 31, 2020.

“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, together with any implementing or delegated regulations, technical standards and official guidance related thereto as may be amended, replaced or supplemented from time to time.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing and Yield Reserve” means, on any date, an amount equal to 2% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means (i) prior to the Amortization Date, the 20th calendar day of each month (and if such day is not a Business Day, then the next Business Day) and (ii) on and after the Amortization Date, any Business Day selected by the Agent.

“SOFR” means the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate.

“Special Concentration Limit” has the meaning set forth in the definition of “Concentration Limit.”

“Stress Factor” means a number equal to 2.25.

Exh. I-20

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“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminating Commitment Amount” means, with respect to ~~(i) any Terminating Financial Institution that is a Related Financial Institution for a CP Company, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, divided by, 102% and (ii) each other~~each Terminating Financial Institution, an amount equal to the Commitment.

“Terminating Commitment Availability” means, with respect to~~:~~

~~(i) any Terminating Financial Institution that is a Related Financial Institution for a CP Company, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, divided by, 102%, minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution; and~~

~~(ii)~~  each ~~other~~ Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution .

“Terminating Financial Institution” has the meaning set forth in Section 4.6(b).

“Termination Percentage” has the meaning set forth in Section 2.2.

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution, (i) prior to the occurrence of the Amortization Date, a period commencing on (A) if the Financial Institution acquired the related Purchaser Interest during an Accrual Period, the date during such Accrual Period on which such Financial Institution acquired such Purchaser Interest and (B) otherwise, on the first day of each Accrual Period, and in each case, ending on the final day of such Accrual Period and (ii) following the occurrence of the Amortization Date, a period commencing and ending on the Business Days selected by the applicable Financial Institution.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letters, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person

Exh. I-21

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RECEIVABLES PURCHASE AGREEMENT

falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding any related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Used Fee” has the meaning set forth in the fee letter described in clause (ii) of the definition of “Fee Letter.”

“Weekly Report” means a report, in substantially the form of Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

“Weekly Reporting Condition” means that either (i) the rating of Avnet’s Long-Term Debt is lower than BB+ from S&P and lower than Ba1 from Moody’s or (ii) no rating for Avnet’s Long-Term Debt is available from either S&P or Moody’s.

“Wells Fargo” means Wells Fargo Bank, N.A., in its individual capacity and its successors.

“Wells Fargo Roles” has the meaning set forth in Section 13.13.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for such Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360-day basis.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  All section references herein to the UCC shall include all successor sections under any subsequent version or amendment to any Article of the UCC.

Exh. I-22

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EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

Wells Fargo Bank, N.A.,

as Agent

1100 Abernathy Rd. NE, 16th Floor

Atlanta, GA 30328

Attention:     _______

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, by and among Avnet Receivables Corporation, a Delaware corporation (the “Seller”), Avnet, Inc., as Servicer, the Financial Institutions, the Companies and Wells Fargo Bank, N.A., as Agent (as amended, restated, supplemented or otherwise modified from time to time the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Agent is hereby notified of the following Incremental Purchase:

Purchase Price:	$
Date of Purchase:
Requested Discount Rate:	[Benchmark] [Alternative Base Rate]

Please advise [Name] at telephone no ( ) _________________ if any Company will not be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

(i)     the representations and warranties of Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

(ii)     no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii)     the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

Exh. II-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

(iv)     the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

AVNET RECEIVABLES CORPORATION

By:
Name:
Title:

Exh. II-2

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT III

JURISDICTIONS OF ORGANIZATION; LOCATIONS OF RECORDS; ORGANIZATIONAL NUMBER(S); FEDERAL EMPLOYER IDENTIFICATION NUMBER(S); OTHER NAMES

SERVICER:

Jurisdiction of Organization:	New York

Location(s) of Records:	2211 South 47th Street
Phoenix, Arizona 85034

Organizational Number:	None

Federal Employer
Identification Number:	11-1890605

Other Names:	None

SELLER:

Jurisdiction of Organization:	Delaware

Location(s) of Records:	2211 South 47th Street
Phoenix, Arizona 85034

Organizational Number:	3406901

Federal Employer
Identification Number:	86-1034377

Other Names:	None

Exh. III-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Lock-Box	Related Collection Account
1.Bank of America, N.A. Ms. Cindy Hastings 555 S. Flower Street, 3rd Floor Los Angeles, California 90071 Lock-Boxes P.O. Box 847722 Dallas, Texas 75202-7722	Deposit Account Number: **********

2.JPMorgan Chase Bank, N.A.

Roberta Burke Ault

560 Mission St., Floor 05

San Francisco, CA, 94105-2907

(***)***-****

***@jpmchase.com

Lock-Boxes

P.O. Box #100340

Pasadena, California 91189-0340

P.O. Box #70390

Chicago, Illinois 60673-0390

Lock-Box Account No.: **-*****

Exh. IV-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To: Wells Fargo Bank, N.A., as Agent

This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, among Avnet Receivables Corporation (the “Seller”), Avnet, Inc. (the “Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as agent for such Purchasers (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected [____] of [Insert name of applicable Seller Party] (the “Applicable Party”).

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Applicable Party and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Applicable Party has taken, is taking, or proposes to take with respect to each such condition or event:

6. As of the date hereof, the jurisdiction of organization of Seller is Delaware, the jurisdiction of organization of the Servicer is New York, each of Seller and the Servicer is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in Delaware or New York, as applicable) and neither Seller or the Servicer has changed its jurisdiction of organization since June 28, 2001.

Exh. V-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ________, ____.

By:
Name:
Title:

Exh. V-2

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.

Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:

Exh. V-3

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT VI

[Reserved]

Annex A-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).

PRELIMINARY STATEMENTS

A.     This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, by and among Avnet Receivables Corporation, as Seller, Avnet, Inc., as Servicer, the Companies party thereto, the Financial Institutions party thereto and Wells Fargo Bank, N.A., as Agent (as amended, modified or restated from time to time, the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

B.     Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

C.     Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1.     The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to the Company in the Assignor’s and Assignee’s Purchaser Group, Assignor and Assignee.  From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2.     If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Purchase Agreement.

Exh. VII-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

3.     If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Purchase Agreement.

4.     Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

5.     Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6.     By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the other Financial Institutions in the Assignor’s and Assignee’s Purchaser Group as follows:  (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller, any Obligor, any Affiliate of Seller or the performance or observance by Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Company, Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution (including, without limitation, as a Related Financial Institution) or, when applicable, as a Purchaser.

7.     Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Article I and Sections 4.1, and 13.6 thereof.

Exh. VII-2

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

8.     Schedule I hereto sets forth the revised Commitment of Assignor, the Company for which Assignee shall act as a Related Financial Institution and the Commitment of Assignee, as well as administrative information with respect to Assignee.

9.     THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.  Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Company, it will not institute against, or join any other Person in instituting against, any Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNOR]

By:
Name:
Title:

Exh. VII-3

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage: ________%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

	A-2	B-1	B-2
Assignee	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Assignee is a Related Financial Institution for: _____________________

Address for Notices

Attention:
Phone:
Fax:

Exh. VII-4

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO:	, Assignor

TO:	, Assignee	________________________

The undersigned, as Agent under the Fourth Amended and Restated Receivables Purchase Agreement, August 16, 2018, by and among Avnet Receivables Corporation, a Delaware corporation, Avnet, Inc., as Servicer, the Companies party thereto, the Financial Institutions party thereto and Wells Fargo Bank, N.A., as Agent (as amended, modified or restated from time to time, the “Purchase Agreement”), hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee.  Terms defined in such Assignment Agreement are used herein as therein defined.

1.     Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

2.     The Company in the Assignor’s Purchaser Group hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Purchase Agreement.

[3.     Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours,

WELLS FARGO BANK, N.A., individually and as Agent

By:
Title:

[APPLICABLE COMPANY]

By:
Title:

Exh. VII-5

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

See Attached

Exh. VIII-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT IX

FORM OF CONTRACT(S)

See Attached

Exh. IX-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT X

FORM OF MONTHLY REPORT

The attached Monthly Report is a true and accurate accounting pursuant to the terms of the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), by and among Avnet Receivables Corporation (the “Seller”), Avnet, Inc. (the “Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as agent for such Purchasers, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by this monthly report or as of the date of this certificate, except as set forth below.

By:______________________

Name:___________________

Title:____________________

Company Name:___________

Date:____________________

Exh. X-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT XI

COLLATERAL DESCRIPTION

All assets and personal property of the Debtor now owned or hereafter acquired and wherever located.

You are hereby notified that any purchase of or any interest in any chattel paper or instruments of the Debtor covered by this financing statement will violate the rights of the Secured Party.

Exh. XI-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

EXHIBIT XII

FORM OF WEEKLY REPORT

The [attached][below] Weekly Report is a true and accurate accounting pursuant to the terms of the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), by and among Avnet Receivables Corporation (the “Seller”), Avnet, Inc. (the “Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as agent for such Purchasers, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or through the end date covered by such Weekly Report or as of the date of this certificate, except as set forth below.

By:
Name:
Title:

End Date of Weekly Report:	_/_/20__

	Ending Net Receivables	$[ ]

Less:
	Total Ineligible Receivables (From most recent Monthly Report)	$[ ]

	Outstanding Balance of all Eligible Receivables	$[ ]

Less:
	Total Excess Concentrations (From most recent Monthly Report)	$[ ]

	Net Receivables Balance	$[ ]

Less:
	Required Reserve ($) (From most recent Monthly Report)	$[ ]

	Available for Funding	$[ ]

	Capital Outstanding	$[ ]

	Available/Reduction Amount	$[ ]

Exh. XII-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

SCHEDULE A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment
Wells Fargo Bank, National Association	$~~150,000,000~~250,000,000
Bank of America, N.A.	$~~100,000,000~~140,000,000
Truist Bank	$100,000,000
The Bank of Nova Scotia	$~~76,500,000~~105,000,000
Banco Santander, S.A. ~~acting directly or through Banco Santander~~, New York Branch	$~~75,000,000~~105,000,000

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)
Wells Fargo Bank, National Association	$~~150,000,000~~250,000,000	Wells Fargo Bank, National Association
Bank of America, N.A.	$~~100,000,000~~140,000,000	Bank of America, N.A.
Truist Bank	$100,000,000	Truist Bank
Liberty Street Funding LLC	$~~75,000,000~~105,000,000	The Bank of Nova Scotia
Banco Santander, S.A. ~~acting directly or through Banco Santander~~, New York Branch	$~~75,000,000~~105,000,000	Banco Santander, S.A. ~~acting directly or through Banco Santander~~, New York Branch

A-1

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

SCHEDULE B

DOCUMENTS TO BE DELIVERED
TO THE AGENT, THE FINANCIAL INSTITUTIONS AND THE COMPANIES ON OR PRIOR TO THE AMENDMENT DATE

1.	Executed copies of this Agreement, duly executed by the parties hereto.

2.	Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

3.

Copy of the Resolutions of the Board of Directors of each of Avnet and Seller (to the extent such resolutions are deemed required for Avnet by counsel), certified by its Secretary and authorizing such Person’s execution, delivery and performance of this Agreement, the Receivables Sale Agreement and the other documents to be delivered by it hereunder.

4.	Articles or Certificate of Incorporation of each of Avnet and Seller and certified by the Secretary of State of its jurisdiction of incorporation on or within 30 days prior to the date hereof.

5.	Good Standing Certificate for each Seller Party issued by the Secretaries of State of its state of incorporation and each jurisdiction listed below:

a.	Seller: Delaware (SOI)
b.	Seller: Arizona
c.	Avnet: New York (SOI)
d.	Avnet: Arizona

6.

A certificate of the Secretary of each of Avnet and Seller certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Receivables Sale Agreement and any other documents to be delivered by it hereunder or thereunder and (ii) a copy of such Person’s By-Laws.

7.	A copy of reasonably recent search results showing UCC filings filed with the Secretary of State of the State of Delaware naming Seller as debtor.

8.	A copy of reasonably recent search results showing UCC filings filed with the Secretary of State of the State of New York naming Avnet as debtor.

9.	A favorable opinion of legal counsel for Avnet and Seller reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

--	In the event of the bankruptcy of Avnet:

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

(a)	section 362(a) of title 11 of the United States Code would not apply to stay payment to Seller of the amounts collected on the Receivables and proceeds of sale thereof;

(b)	the Receivables and proceeds of sale or collections thereof would not constitute property of Avnet’s bankruptcy estate under section 541(a)(1) or (a)(6) of title 11 of the United States Code; and

(c)

in a case under title 11 of the United States Code, a creditor or the trustee in bankruptcy of Avnet would not have valid legal grounds to have a court disregard the separate legal existence and corporate form of Seller so as to cause a substantive consolidation of the assets and liabilities of Avnet and Seller.

--	Each of Avnet and Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

--	Each of Avnet and Seller has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person’s business.

--

Each of Avnet and Seller has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement, the Receivables Sale Agreement and each other Transaction Document to which it is a party.

--

The execution and delivery by each of Avnet and Seller of this Agreement, the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:

(a)	require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements); or

(b)

contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person.

--

This Agreement, the Receivables Sale Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

--

To the best of the opinion giver’s knowledge, there is no action, suit or other proceeding against Avnet or Seller or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

--

The provisions of the Receivables Sale Agreement are effective to create a valid security interest in favor of Seller in all Receivables, and upon the filing of financing statements, Seller shall acquire a perfected security interest in such Receivables.

--

The provisions of this Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Agent for the benefit of the Purchasers shall acquire a perfected security interest in such Receivables.

10.	Compliance Certificates for Seller, Originator and the Servicer.

11.	The Monthly Report for July 2018.

12.

A pro forma report containing the information typically included in a Monthly Report, for the month ended July 31, 2018, reflecting the Net Receivables Balance and Required Reserves as the same would be calculated after giving effect to the amendment and restatement to occur on the Amendment Date.

13.

Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement or the Receivables Sale Agreement.

SCHEDULE C

LIST OF EXCLUDED RECEIVABLES

On file with the Agent and as such form may be amended from time to time by agreement between the Originator and the Agent